UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Marathon Oil Corporation

(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

of Stockholders and Proxy Statement

2003

Wednesday, April 30, 2003

10:00 A.M. Central Time

Conference Center Auditorium

Marathon Oil Tower

5555 San Felipe Road

Houston, Texas 77056

Please vote promptly either by:

➢	telephone,
➢	the Internet, or
➢	marking, signing and returning your proxy or voting instruction card.

Marathon Oil Corporation	Clarence P. Cazalot, Jr.
5555 San Felipe Road	President and Chief Executive Officer
Houston, TX 77056

March 10, 2003

Dear Marathon Stockholder,

We will hold our 2003 annual meeting of stockholders in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Road, Houston, Texas, on Wednesday, April 30, 2003 at 10:00 A.M. Central Time.

If your shares are held of record with National City Bank, our transfer agent and registrar, we have enclosed a proxy card for your use. You may vote these shares by completing and returning the proxy card, or alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If your shares are held by a broker or other nominee (i.e., in “street name”), enclosed is a voting instruction card, which you should use to vote those shares. You also have the option of voting by mail, or through the use of the telephone or Internet.

Your vote is important. We hope you will vote either by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card as soon as possible, whether or not you plan to attend the meeting.

Sincerely,

Notice of Annual Meeting of Stockholders

on April 30, 2003

We will hold our 2003 annual meeting of stockholders in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Road, Houston, Texas 77056 on Wednesday, April 30, 2003 at 10:00 A.M. Central Time, in order to:

•	elect three Class I directors;

•	approve the 2003 Incentive Compensation Plan covering key employees and non-employee directors;

•	elect PricewaterhouseCoopers LLP as our independent auditors for fiscal year 2003;

•	consider a stockholder proposal on submitting a rights plan to a stockholder vote, if properly presented for action at the meeting; and

•	transact any other business that properly comes before the meeting.

You are entitled to vote at the meeting if you were an owner of record of Marathon Oil Corporation common stock at the close of business on March 3, 2003. If your ownership is through a broker or other intermediary, you will need to have proof of your stockholdings in order to be admitted to the meeting. A recent account statement, letter or proxy from your broker or other intermediary will suffice.

We have enclosed a copy of the Company’s 2002 Annual Report to stockholders with this notice and proxy statement.

By order of the Board of Directors,

William F. Schwind, Jr.

Secretary

Dated: March 10, 2003

Marathon Oil Corporation

5555 San Felipe Road

Houston, TX 77056

Proxy Statement

We have sent you this proxy statement because the Board of Directors is asking you to give your proxy (that is, the authority to vote your shares) to our proxy committee so they may vote your shares on your behalf at our annual meeting of stockholders. The members of the proxy committee are Thomas J. Usher, Clarence P. Cazalot, Jr. and John T. Mills. They will vote your shares as you instruct.

We will hold the meeting on April 30, 2003 in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Road, Houston, Texas. The proxy statement contains information about the matters being voted on and other information that may be helpful to you.

We began the mailing of the proxy statement, the proxy card and the 2002 annual report on or about March 17, 2003.

Questions and Answers

☐    Who may vote?

You may vote if you were a holder of Marathon Oil Corporation (“Marathon” or the “Company”) common stock at the close of business on March 3, 2003, which is the record date of the meeting. Each share of common stock is entitled to one vote.

☐    What may I vote on?

You may vote on:

•	the election of three nominees to serve as Class I directors;
•	the approval of our 2003 Incentive Compensation Plan;
•	the election of PricewaterhouseCoopers LLP as our independent auditors; and
•	a stockholder proposal to submit a rights plan to a stockholder vote.

☐    How does the Board recommend I vote?

The Board recommends that you vote:

•	FOR each of the nominees for director;
•	FOR approval of the 2003 Incentive Compensation Plan;
•	FOR the election of PricewaterhouseCoopers LLP as independent auditors for 2003; and
•	AGAINST the stockholder proposal to submit a rights plan to a stockholder vote.

☐    How do I vote?

You may vote by telephone or over the Internet by following the instructions on the enclosed proxy card (or, if you own your shares through a broker or other intermediary, on the enclosed voting instruction card). You may also vote by marking, signing and dating the enclosed proxy card or voting instruction card, and returning it in the prepaid envelope. The proxy committee will vote your shares in accordance with your directions. If you return a proxy card but do not mark the boxes showing how you wish to vote, the proxy committee will vote your shares in accordance with the Board’s recommendation on each proposal, but only if you have signed and dated the card. Unsigned proxy cards will not be voted at all. If you are a stockholder of record (that is, if you are registered on the books of our transfer agent), you may also vote in person by attending the meeting.

☐    May I change my vote?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by:

•	voting again by telephone or over the Internet;
•	sending us a proxy card dated later than your last vote;
•	notifying the Secretary of Marathon in writing; or
•	voting at the meeting.

☐    How many outstanding shares are there?

At the close of business on March 3, 2003, which is the record date for the meeting, there were 309,853,561 shares of Marathon common stock outstanding.

☐    How big a vote do the proposals need in order to be adopted?

Directors are elected by a plurality of the votes of the shares present in person at the meeting and those represented by proxy and entitled to vote; that is, those receiving the most votes are elected, even if they receive less than a majority. Each of the other proposals will be approved if it receives a majority of the votes of the shares present in person at the meeting and those represented by proxy and entitled to vote. Abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.

☐    What are broker non-votes?

The New York Stock Exchange permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from their customers. The election of directors and the election of independent auditors are examples of routine matters on which brokers may vote in this way. Brokers may not vote their customers’ shares on non-routine matters such as the approval of the 2003 Incentive Compensation Plan, the stockholder proposal to submit a rights plan to a stockholder vote, mergers and contested proposals, unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are broker non-votes.

☐    What constitutes a quorum?

Under our by-laws, a quorum is one-third of the voting power of the outstanding shares of stock entitled to vote.

☐    Will my vote be confidential?

All voting records which identify stockholders are kept permanently confidential except as necessary to meet legal requirements and in other limited circumstances such as proxy contests. The vote tabulators and the inspector of elections are required to execute confidentiality agreements.

☐    How will voting be conducted on other matters raised at the meeting?

If any matters are presented at the meeting other than the proposals on the proxy card, the proxy committee will vote on them using their best judgment. Your signed proxy card, or your telephone or Internet vote, gives them the authority to do this. Under our by-laws, notice of any matter to be presented by a stockholder for a vote at the meeting must have been received by our corporate Secretary on or after January 6, 2003 and no later than February 5, 2003, and it must have been accompanied by certain information about the stockholder presenting it. We have not received notice of any matter to be presented other than those on the proxy card.

☐    When must stockholder proposals be submitted for the 2004 annual meeting?

Stockholder proposals submitted for inclusion in our 2004 proxy statement must be received in writing by our corporate Secretary no later than 5:00 P.M. Central Time on November 18, 2003. Stockholder proposals submitted outside the process for inclusion in the proxy statement must be received from stockholders of record on or after January 2, 2004 and no later than February 1, 2004 and must be accompanied by certain information about the stockholders making the proposals, in accordance with our by-laws.

The Board of Directors and its Committees

Marathon was originally organized in May 2001 as USX Holdco, Inc. to become a holding company for the two principal businesses of our former parent company, USX Corporation (“Old USX”). In July 2001, Old USX effected a reorganization of the ownership of its businesses in which:

•	it created Marathon as its publicly owned parent holding company and transferred ownership of the businesses representing the Marathon Group to Marathon; and

•	it merged into a newly formed subsidiary which survives today as United States Steel Corporation.

Upon completion of the July 2001 reorganization, USX Holdco changed its name to USX Corporation.

On December 31, 2001, we separated our businesses into two independent companies and changed our name from USX Corporation to Marathon Oil Corporation. As a result of the separation, United States Steel Corporation now conducts the business of our former U. S. Steel Group as an independent, publicly owned corporation. Marathon has continued the business of the former Marathon Group.

To accurately portray the experience and tenure of certain directors with Marathon, the report of the tenure of a director on our Board includes the director’s service on the Board of Directors of Old USX.

Under our by-laws and the laws of Delaware, Marathon’s state of incorporation, the business and affairs of Marathon are managed under the direction of the Board of Directors. The Board met nine times in 2002. Their attendance averaged approximately 97 percent. The Board has four principal committees, all the members of which are non-employee directors. These committees are described on this and the following pages. The table below shows the current committee memberships of each director and the number of meetings that each corresponding committee held in 2002.

Board Committee Memberships

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Committee on Financial Policy

Charles F. Bolden, Jr.	X		X	X
David A. Daberko	X		X	X
William L. Davis	X	X		X

Shirley Ann Jackson	X*	X	X
Philip Lader		X	X	X
Charles R. Lee	X		X*	X

Dennis H. Reilley	X	X		X
Seth E. Schofield		X	X	X*
Douglas C. Yearley	X	X*	X

Number of Meetings in 2002 of Corresponding Committee	7	6(1)	4(2)	4

*	Chair
(1)	Meetings of the Compensation and Organization Committee
(2)	Meetings of the Corporate Governance and Public Policy Committee

Audit Committee

The Audit Committee has a written charter adopted by the Board. It is attached as Appendix A to this proxy statement. The charter requires the committee to reassess and report to the Board on the adequacy of the charter on an annual basis, which the committee did in 2002. All the members of the Audit Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards, as may be modified or supplemented).

This committee is, among other things, responsible for:

•	appointing, replacing, compensating and overseeing the work of the independent auditor;

•	reviewing the fees proposed by the independent auditor for the coming year and approving the final fees and expenses of the independent auditors for audit services and non-audit services performed by the independent auditors for the past year;

•	approving in advance all audit and non-audit services to be performed by the independent auditors in accordance with applicable law;

•	separately meeting with the independent auditors, the internal auditors and management with respect to the status and results of their activities;

•	reviewing with the chief executive officer, the chief financial officer, and the general counsel the Company’s disclosure controls and procedures and management’s conclusions about the efficacy of such disclosure controls and procedures;

•	reviewing, approving and discussing with management and the independent auditors the annual and quarterly financial statements, the annual report to stockholders and the Form 10-K;

•	reviewing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	approving guidelines for the Company’s hiring of former employees of the independent auditors;

•	establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees regarding questionable accounting or auditing matters; and

•	completing an annual performance evaluation of this committee.

Audit Committee Financial Expert

Based on the attributes, education and experience requirements set forth in Section 407 of the Sarbanes-Oxley Act of 2002 and associated regulations, the Board of Directors has determined that David A. Daberko, Charles R. Lee, and Dennis H. Reilley each qualify as an “Audit Committee Financial Expert.” Each of these non-employee directors is independent of management.

•	Mr. Daberko is currently the Chairman of the Board and Chief Executive Officer of National City Corporation. In addition to certifying the effectiveness of internal controls and procedures required by his position as CEO, Mr. Daberko’s previous positions with National City required him to oversee internal accounting controls and set internal control policy. As head of bank investments, he was responsible for overseeing accounting for that area. Mr. Daberko holds a MBA in finance from Case Western Reserve University.

•	Mr. Lee held positions as Senior Vice President-Finance for Penn Central Corp. and Columbia Pictures Industries Inc., and Senior Vice President of Finance with GTE Corporation. He received a MBA with distinction from the Harvard Graduate School of Business Administration.

•	Mr. Reilley is the Chairman, President and Chief Executive Officer of Praxair, Inc. In addition to certifying the effectiveness of internal controls and procedures required by his position as CEO, Mr. Reilley’s experience includes serving as chair of Entergy Corporation’s audit committee. He holds a BS in finance from Oklahoma State University.

Compensation Committee

The Compensation Committee is composed solely of directors who satisfy all criteria for independence under applicable law and the rules of the New York Stock Exchange and who, in the opinion of the Board, are free of any relationship that would interfere with their exercise of independent judgment as members of the committee.

This committee is, among other things, responsible for:

•	making recommendations to the Board and to the boards of subsidiaries on all matters of policy and procedures relating to executive compensation;

•	establishing the chief executive officer’s compensation level based on the Board’s performance evaluation of the chief executive officer;

•	approving the compensation of the other executive officers, and reviewing the succession plan relating to positions held by the other executive officers;

•	recommending to the Board and administering the incentive compensation plans and equity-based plans of the Company;

•	certifying the achievement of performance levels under the Company’s incentive compensation plans; and

•	evaluating its performance on an annual basis and developing criteria for such evaluation.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed solely of independent directors, and its primary purpose is to discharge the Board’s responsibility related to public policy matters, the development and implementation of a set of corporate governance principles, the identification of individuals qualified to become board members, and the review of the qualifications and make-up of the Board membership.

The committee is, among other things, responsible for:

•	reviewing and making recommendations to the Board concerning the appropriate size and composition of the Board, including candidates for election or re-election as directors, the criteria to be used for the selection of candidates for election as directors, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, the composition and functions of the Board committees, and all matters relating to the development and effective functioning of the Board;

•	considering and recruiting candidates to fill positions on the Board;

•	considering nominees recommended by stockholders for election as Directors;

•	reviewing and making recommendations to the Board of each Board committee’s membership and committee chairpersons including, without limitation, a determination of whether one or more Audit Committee members qualifies as an “audit committee financial expert” in accordance with applicable law;

•	making recommendations to the Board concerning director compensation;

•	assessing and recommending overall corporate governance practices;

•	establishing the process and administering the evaluation of the Board;

•	reviewing public issues identified by management and the Company’s efforts in addressing these public issues through research, analysis, lobbying efforts and participation in business and government programs;

•	reviewing and appproving codes of conduct applicable to directors, officers and employees; and

•	evaluating its performance on an annual basis and developing criteria for such evaluation.

Code of Ethics for Senior Financial Officers

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 and its associated regulations, the Corporate Governance and Nominating Committee approved and adopted a Code of Ethics for Senior Financial Officers, which is attached to this proxy statement as Appendix B. As required, this code applies to the Company’s principal executive officer, the principal financial officer, the principal accounting officer or controller, or persons performing similar functions, and mandates that these officers, among other things:

•	act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

•	comply with applicable governmental laws, rules and regulations; and

•	promote the prompt internal reporting of violations of this Code of Ethics to the chair of the Audit Committee of the Board of Directors and to the appropriate person or persons identified in the Company’s Code of Business Conduct.

The code further provides that any violation will be subject to appropriate discipline, up to and including dismissal from the Company and prosecution under the law.

Committee on Financial Policy

The Committee on Financial Policy provides oversight with respect to the appropriate capital structure and financial policies of Marathon. Its key responsibility in that role is to make recommendations to the Board concerning dividends. The Board has also delegated to the committee, among other things, the authority to:

•	approve financings by Marathon (except financings which involve the issuance of common stock), including the recommendation of action to subsidiaries, partnerships and joint ventures;

•	authorize loans to outside entities, guarantees by Marathon of the credit of others, and other uses of Marathon credit; and

•	evaluate its performance on an annual basis and develop criteria for the evaluation.

Compensation of Directors

Our by-laws require that each non-employee director be paid allowances and attendance fees as the Board may from time to time determine. Directors who are employees of Marathon receive no compensation for their service on the Board. Except for our chairman, we pay our non-employee directors as follows:

Annual Retainer	$60,000
Committee Membership Fee	$5,000 ($6,000 for committee chair)
Meeting Fee (for each Board or committee meeting)	$2,000

In addition to the above fees, we also paid our Chairman of the Board, Mr. Usher, a chairman’s fee of $25,000 in 2002.

In 2002, we had continuing obligations to Mr. Usher pursuant to a Completion and Retention Agreement entered into in connection with the separation of Marathon and United States Steel. Under that agreement, Mr. Usher received a $6 million separation completion bonus and a grant of 350,000 phantom stock appreciation rights at an exercise price of $29.69 in 2002.

Also in 2002, Mr. Usher received grants of an additional 20,160 shares of restricted stock under the 1990 Stock Plan. In view of the separation of Marathon and United States Steel, Mr. Usher received a cash payment of $3,778,164 as consideration for the cancellation of unvested performance-based restricted stock, including the 20,160 shares previously mentioned, under the 1990 Stock Plan and in lieu of any future awards to him under that plan. Similar cancellation payments were made to certain other former officers of Marathon who transferred employment to United States Steel at the time of the separation. The share price used in determining the cancellation payments was $21.06.

The Completion and Retention Agreement also provides that, if Mr. Usher elects to receive his non-qualified pension as a lump sum, the lump sum will be calculated using the interest rates and mortality tables in effect on December 31, 2001. The agreement further provides for payments of salary and, subject to certain performance measures, a retention bonus payable by United States Steel for Mr. Usher’s service as an executive officer of United States Steel.

Effective as of January 1, 2003, the Board approved a restructuring of Mr. Usher’s compensation as the Chairman of the Board based upon a competitive compensation survey prepared by an independent consultant. In addition to the $60,000 annual retainer fee paid to non-employee directors, the Completion and Retention Agreement was amended to provide that Mr. Usher will be paid an annual chairman’s fee of $240,000, with such annual chairman’s fee to be in lieu of all other fees otherwise paid to non-employee directors of the Board.

Under our Deferred Compensation Plan for Non-Employee Directors, all non-employee directors are required to defer half of their annual retainers in the form of common stock units. A common stock unit is what is sometimes referred to as “phantom stock” because initially no stock is actually issued. Instead, we keep an unfunded book entry account for each director that shows how many common stock units he or she has. We credit each non-employee director’s deferred stock account with common stock units on the date he or she would otherwise receive the annual retainer payment (typically in January for returning directors). The ongoing value of each common stock unit equals the market price of the common stock. When dividends are paid on Marathon’s common stock, we credit each account with equivalent amounts in additional common stock units. Then, when a director leaves the Board, he or she is issued actual shares of common stock corresponding to the number of common stock units in his or her account. We believe this is an effective way to increase the directors’ equity holdings in Marathon and thereby further align their interests with those of our stockholders.

Directors may elect to defer the remaining portion of their annual retainers in the form of cash. This unfunded deferred cash benefit may be invested in certain investment options offered under the plan, which mirror the investment options offered to employees under the Marathon Oil Company Thrift Plan with the exception that the Marathon common stock fund is not offered to directors for their deferred cash benefit. When a director leaves the Board, he or she receives the deferred cash benefit either in a lump sum or in installments over ten years.

If Marathon were to undergo a change in control resulting in the removal of a non-employee director from the Board, that director would receive a cash payment equal to the value of his or her deferred stock and deferred cash accounts.

Under our Non-Employee Director Stock Plan, each non-employee director may receive a matching grant of up to 1,000 shares of common stock upon his or her initial election to the Board. In order to qualify, a director must purchase an equivalent number of shares in the open market during the 60 days following his or her initial election to the Board.

Proposals of the Board

The Board will present the following proposals at the meeting:

Proposal No. 1

Election of Directors

Marathon’s Restated Certificate of Incorporation divides the directors into three classes: Class I, Class II and Class III. Each class must consist, as nearly as possible, of one-third of the directors. Once elected, directors serve for a term of three years and until their successors are duly elected and qualified. At each annual meeting, directors who are elected to succeed directors whose terms have expired are identified as being of the same class as those they succeed. A director elected to fill a vacancy is elected to the same class as the director he or she succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which he or she is elected.

Our by-laws require the Board to fix the number of directors, and under our Corporate Governance Principles, the Board is charged with endeavoring to maintain between ten and fourteen members. The current three Class I directors are nominees for election this year for a three-year term that will expire at the 2006 annual meeting. All directors except Mr. Daberko and Mr. Reilley (who were elected by the Board effective January 1, 2002), Mr. Davis and Mr. Lader (who were elected by the Board effective September 1, 2002), and Mr. Bolden (who was elected by the Board effective February 15, 2003) have previously been elected by the stockholders. Of the eleven current directors, one is an officer of Marathon, seven have top executive experience with a wide variety of businesses, one has a distinguished career in academia, business and government, one has a distinguished career as an international business leader and diplomat, and one has a distinguished career with the military and the National Aeronautics and Space Administration before entering business. A brief statement about the background of each nominee and each continuing director is given on the following pages. If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by the Board.

Our by-laws describe the procedures that must be used in order for someone nominated by a stockholder of record to be eligible for election as a director. They require that notice be received by the Secretary at least 45 days, but not more than 75 days, before the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. The notice must contain certain information about the nominee, including his or her age, address, occupation and share ownership, as well as the name, address and share ownership of the stockholder giving the notice.

Nominees for Class I Directors

Terms Expire 2006

Clarence P. Cazalot, Jr. Director since 2000 Age 52

President and Chief Executive Officer, Marathon Oil Corporation

Mr. Cazalot graduated from Louisiana State University in 1972 with a BS degree in geology and joined Texaco Inc. that same year as a geophysicist. After holding a number of increasingly responsible management positions, Mr. Cazalot was elected a Vice President of Texaco Inc. and President of Texaco’s Latin America/West Africa Division in 1992. In 1994, he was named President of Texaco Exploration and Production Inc. Mr. Cazalot was appointed President of Texaco International Marketing and Manufacturing in 1997, and in 1998 he was named President-International Production and Chairman of London-based Texaco Ltd. He was elected President of Texaco’s worldwide production operations in 1999. Mr. Cazalot joined USX Corporation as Vice Chairman and Marathon Oil Company as President in March 2000. Effective upon the separation of USX’s steel and energy businesses on January 1, 2002, Mr. Cazalot was named President and Chief Executive Officer of Marathon Oil Corporation. He also serves as Chairman of the Board of Managers of Marathon Ashland Petroleum LLC. Mr. Cazalot serves on the Boards of Directors of Baker Hughes Incorporated, the US-Saudi Arabian Business Council, the American Petroleum Institute and the Greater Houston Partnership. He also is a member of the Board of Trustees of Spindletop Charities, Inc., the Board of Advisors for the Maguire Energy Institute, and the Board of Directors of the Sam Houston Area Council, Boy Scouts of America.

David A. Daberko Director since January 1, 2002 Age 57

Chairman of the Board and Chief Executive Officer, National City Corporation

Mr. Daberko graduated from Denison University with a BA and from Case Western Reserve University with an MBA. He joined National City Bank in 1968 as a management trainee and held a number of management positions within the company. In 1985, he led the assimilation of the former BancOhio National Bank into National City Bank, Columbus. In 1987, Mr. Daberko was elected deputy chairman of the corporation and president of National City Bank in Cleveland. He served as president and chief operating officer from 1993 until 1995 when he was named Chief Executive Officer. Mr. Daberko is a director of OMNOVA Solutions, Inc. He is a trustee of Case Western University and the Financial Services Roundtable

William L. Davis Director since September 1, 2002 Age 59

Chairman, President and Chief Executive Officer, R.R. Donnelley & Sons Company

Mr. Davis graduated from Princeton University in 1965 with a BA degree. From 1977 through 1997 he held a variety of positions with Emerson Electric Company, including the position of President of two of its subsidiaries, Appleton Electric Company and Skil Corporation, and Senior Executive Vice President for the Emerson Tool Group, the Industrial Motors and Drives Group and the Process Control Group. Mr. Davis joined R.R. Donnelley & Sons Company in 1997 as the Chairman and Chief Executive Officer. In 2001, he further accepted the responsibility as President of the company. Mr. Davis is a director of the U.S. Chamber of Commerce, the Chicago Urban League, Evanston Northwestern Healthcare, and the YMCA of Metropolitan Chicago, and a former director of Mallinckrodt. He is a trustee of Northwestern University.

Continuing Class II Directors

Terms Expire 2004

Charles F. Bolden, Jr. Director since February 15, 2003 Age 56

President and Chief Operating Officer, American PureTex Water Corporation and PureTex Water Works

Mr. Charles F. Bolden, Jr. received a Bachelor of Science degree from the U.S. Naval Academy, a Master of Science degree in systems management from the University of Southern California, and is a graduate of the U.S. Naval Test Pilot School at Patuxent River, Maryland. He has received Honorary Doctorates from several distinguished universities. He was a space shuttle pilot astronaut for the National Aeronautics and Space Administration (NASA) for 13 years, flying four space missions. Mr. Bolden was assigned Deputy Commanding General, 1MEF, Marine Forces, Pacific in 1997. He served as Commanding General, 1 MEF (FWD) for Operation Desert Thunder in Kuwait from February to June 1998. In July 1998, he was promoted to Major General serving as the Commanding General of the Third Marine Aircraft Wing. Mr. Bolden retired from the United States Marine Corps on January 1, 2003 after serving 34 and a half years. Mr. Bolden has been awarded a number of military and NASA decorations. He is currently the President and Chief Operating Officer of American PureTex Water Corporation and PureTex Water Works. Mr. Bolden also serves on the Board of Directors of American PureTex Water Corporation.

Charles R. Lee Director since 1991 Age 63

Non-Executive Chairman of the Board, Verizon Communications Inc.

Mr. Lee received his bachelor’s degree in metallurgical engineering from Cornell University and an MBA with distinction from the Harvard Graduate School of Business Administration. He served in various financial and management positions before becoming Senior Vice President-Finance for Penn Central Corp. and then Columbia Pictures Industries Inc. In 1983, Mr. Lee joined GTE Corporation (which merged with Bell Atlantic Corporation to form Verizon Communications in 2000) as Senior Vice President of Finance and in 1986 was named Senior Vice President of Finance and Planning. He was elected President, Chief Operating Officer and Director in December 1988 and was elected Chairman of the Board and Chief Executive Officer of GTE in 1992. Mr. Lee served as Chairman of the Board and Co-CEO of Verizon Communications from June 30, 2000 through June 30, 2002, and currently serves as non-executive Chairman of the Board. He is a member of the Boards of Directors of United States Steel Corporation, The Proctor & Gamble Company, United Technologies Corporation, Stamford Hospital Foundation, and the New American Schools Development Corporation. Mr. Lee is a member of The Business Council, The Conference Board and the New American Realities Committee of the National Planning Association. He is also a Trustee Emeritus and Presidential Councilor of Cornell University.

Dennis H. Reilley Director since January 1, 2002 Age 49

Chairman, President and Chief Executive Officer, Praxair, Inc.

Mr. Reilley graduated from Oklahoma State University with a BS in finance in 1978. He began working at Conoco, Inc. in 1975 as a pipeline engineer and in 1979 was promoted to Executive Assistant to the Chairman. Mr. Reilley held many key positions at E. I. Du Pont de Nemours & Company which purchased Conoco in 1981. He held senior management positions in DuPont’s Chemicals and Specialties business including Vice President and General Manager of Special Chemicals. In May 1999 he was appointed Executive Vice President and Chief Operating Officer of DuPont with responsibility for pigments and chemicals, specialty polymers, nylon and polyester. Mr. Reilley became Chairman, President and Chief Executive Officer of Praxair, Inc. in 2002. Mr. Reilley is a director of Entergy Corporation.

Thomas J. Usher Director since 1991 Age 60

Non-executive Chairman of the Board, Marathon Oil Corporation and

Chairman of the Board and Chief Executive Officer, United States Steel Corporation

Mr. Usher graduated from the University of Pittsburgh with a BS degree in industrial engineering, an MS degree in operations research and a Ph.D. in systems engineering. He joined United States Steel Corporation (“U. S. Steel”) (later renamed USX Corporation) in 1965 and held various positions in industrial engineering. From 1975 through 1979, he held a number of management positions at U. S. Steel’s South and Gary Works. Mr. Usher was elected Executive Vice President-Heavy Products in 1986, President-U. S. Steel Group and director of USX in 1991, President and Chief Operating Officer of USX in 1994 and Chairman of the Board and Chief Executive Officer effective July 1, 1995. He is Chairman of the Board of Directors of United States Steel Corporation, and a director of H. J. Heinz Co., PNC Financial Services Group, and PPG Industries, Inc. Mr. Usher is Vice Chairman of the International Iron and Steel Institute; Director of the U. S.-Korea Business Council; Chairman and member of the Executive Committee of TheSteelAlliance and a member of the Board of Trustees of the University of Pittsburgh and of the Board of the Extra Mile Education Foundation.

Continuing Class III Directors

Terms Expire 2005

Shirley Ann Jackson Director since 2000 Age 56

President, Rensselaer Polytechnic Institute

Dr. Jackson received a BS degree in physics in 1968, and a Ph.D. in theoretical elementary particle physics in 1973, from the Massachusetts Institute of Technology. She was a research associate at the Fermi National Accelerator Laboratory, a visiting scientist at the European Center for Nuclear Research and, from 1976 to 1991, a theoretical physicist at the former AT&T Bell Laboratories. Dr. Jackson was a professor of theoretical physics at Rutgers University from 1991 to 1995. She was Chairman of the U. S. Nuclear Regulatory Commission from 1995 to 1999. She was named President of Rensselaer Polytechnic Institute in 1999. Dr. Jackson is a director of United States Steel Corporation, Federal Express Corporation, AT&T, Medtronic, Inc., Sealed Air Corporation, KeyCorp and Public Service Enterprise Group. She is a member of the National Academy of Engineering, a Fellow of the American Academy of Arts and Sciences and a Fellow of the American Physical Society. Dr. Jackson holds 17 honorary degrees, was awarded the New Jersey Governor’s Award in Science in 1993, and was inducted into the National Women’s Hall of Fame in 1998. She is also a trustee of the Brookings Institution and is a Life Trustee of M.I.T.

Philip Lader Director since September 1, 2002 Age 56

Non-executive Chairman of WPP Group plc

Ambassador Lader received a bachelor’s degree from Duke University (Phi Beta Kappa), a master’s degree from the University of Michigan and a juris doctor degree from Harvard Law School, after graduate studies in law at Oxford University. Awarded honorary doctorates by 14 universities and colleges, he served as U.S. Ambassador to the Court of St. James’s from 1997 through 2001 and was White House Deputy Chief of Staff, Deputy Director of the Office of Management and Budget, and Administrator of the U.S. Small Business Administration. Formerly President of Sea Pines Company and Executive Vice President of Sir James Goldsmiths’s U.S. holding company, he is non-executive Chairman of WPP Group plc, the global advertising/communications services company, which includes J. Walter Thompson, Ogilvy & Mather, and Young & Rubicam, a Senior Advisor to Morgan Stanley International, and a partner in the law firm of Nelson, Mullins, Riley & Scarborough. Ambassador Lader serves on the Boards of Directors of WPP Group plc, Rand and AES Corporations and the British Museum.

Seth E. Schofield Director since 1994 Age 63

Retired Chairman and Chief Executive Officer, USAir Group

Mr. Schofield graduated from the Harvard Business School Program for Management Development in 1975. He served in various corporate staff positions after joining USAir in 1957 and became Executive Vice President-Operations in 1981. Mr. Schofield served as President and Chief Operating Officer from 1990 until 1991. He was elected President and Chief Executive Officer in 1991 and became Chairman of the boards of USAir Group and USAir, Inc. in 1992. He retired in January 1996. Mr. Schofield is a director of United States Steel Corporation, Calgon Carbon Corp. and Candlewood Hotel Company, Inc. He also is a member of the Advisory Board and Investment Committee of Desai Capital Management.

Douglas C. Yearley Director since 1992 Age 67

Chairman Emeritus, Phelps Dodge Corporation

Mr. Yearley graduated from Cornell University with a Bachelor’s degree in metallurgical engineering and attended the Program for Management Development at Harvard Business School. He joined Phelps Dodge in 1960 in project development. He held several key positions before being elected Executive Vice President and a director in 1987, Chairman and Chief Executive Officer in 1989 and President in 1991. He retired in May 2000. He is a director of United States Steel Corporation and Lockheed Martin Corporation. He was a director of J.P. Morgan & Co. Incorporated and Morgan Guaranty Trust Company of New York from 1993 to 2000, and Southern Peru Copper Corporation from 1991 to 2000. He is a member of the National Council of the World Wildlife Fund, and a graduate member of The Business Council.

Proposal No. 2

Approval of 2003 Incentive Compensation Plan

On February 26, 2003, the Board and the independent Compensation Committee of the Board (the “Committee”) approved the Marathon Oil Corporation 2003 Incentive Compensation Plan (the “Plan”) and its submission to the stockholders for their approval. The Company has elected to propose this new incentive compensation plan at this time in order to:

•	present stockholders with the opportunity to assess and approve all forms of incentive compensation provided by the Company;

•	eliminate the “evergreen” provision in the 1990 Stock Plan, which automatically made additional shares available for compensatory grants each year without any action by the Board or the stockholders;

•	obtain the requisite stockholder approval in order to maintain the deductibility of certain performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”); and

•	streamline the former incentive compensation procedures and develop an incentive compensation strategy for the newly independent Marathon comparable to its industry peer group.

The purposes of the Plan are to align the interests of the Company’s key employees and non-employee directors to the interests of the Company’s stockholders while rewarding outstanding contributions to the success and profitability of the Company. The Plan will also strengthen the Company’s ability to attract and retain talented employees and non-employee directors. In addition, the Board intends for the Plan to assist officers in meeting the Company’s new stock ownership guidelines, which are set forth in the Report of the Compensation Committee on page 39.

The Plan is intended to provide the Company the means by which to grant annual incentive compensation (i.e., bonuses) as well as long-term incentive compensation to its employees. The types of awards that will be used for officers under the Plan are primarily performance-based cash and stock awards and stock options. It is the intent of the Board that long-term performance awards will be tied to total stockholder return over a three-year period relative to industry peers and short-term performance awards will be tied to annual financial and operating measures.

The Plan also allows the Company to provide equity compensation to its non-employee directors. The Board intends to use its discretion under the Plan to continue requiring non-employee directors to defer 50% of their annual retainers in the form of stock units and to continue awarding matching stock grants to new directors. However, the Plan provides the Board with the flexibility to grant additional equity awards to non-employee directors if it determines that additional grants are appropriate.

The Plan will replace, on a prospective basis, the 1990 Stock Plan, the Non-Officer Restricted Stock Plan, the Non-Employee Director Stock Plan, the deferred stock benefit provision of the Deferred Compensation Plan for Non-Employee Directors, the Senior Executive Officer Annual Incentive Compensation Plan, and the Annual Incentive Compensation Plan (collectively, the “Prior Plans”). If the Plan is approved by the stockholders, no new grants will be made from the Prior Plans, with the exception of a maximum of 262,500 shares that may be granted in order to fulfill the terms of officers’ performance-based restricted stock awards under the 1990 Stock Plan. These awards are part of a long-term incentive compensation program established in 2000 that will expire in

2004, and new grants will be made only in the event the Company exceeds targeted performance levels. Any other awards previously granted under the Prior Plans shall continue to vest and/or be exercisable in accordance with their original terms and conditions.

Description of the 2003 Incentive Compensation Plan

The following is a summary of the terms of the Plan and is qualified in its entirety by reference to the complete text of the Plan, which is attached to this proxy statement as Appendix C.

Eligibility. Employees eligible to be considered for awards under the Plan are those employees who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its affiliates. All non-employee directors are also eligible to be considered for awards under the Plan.

Shares Available for Awards. No more than 20,000,000 shares of common stock may be issued under the Plan. No more than 8,500,000 of these shares may be used for awards other than stock options or stock appreciation rights. The closing price per share of common stock on March 3, 2003, was $23.03.

Shares subject to awards that are forfeited, terminated, expire unexercised, settled in cash, exchanged for other awards, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise lapse again become available for awards. Shares delivered in settlement, assumption, or substitution of awards granted by another entity as a result of an acquisition do not reduce the number of shares available under the Plan.

The Board may make appropriate adjustments in the number of shares available under the Plan to reflect any stock split, stock dividend, recapitalization, reorganization, consolidation, merger, combination or exchange of shares or other similar event.

Administration. The Committee has been designated by the Board to administer all employee awards under the Plan. The Committee has the discretion to determine the employees who will be granted awards, the size and types of such awards, and the terms and conditions of such awards, subject to certain limitations set forth in the Plan. In addition, with respect to employee awards, the Committee has full and final authority to interpret the Plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the Plan.

The Committee may delegate to the chief executive officer and other executive officers its administrative duties under the Plan.

The Board will administer all director awards under the Plan and will have the same powers, duties, and authority with respect to director awards as the Committee retains with respect to employee awards.

Employee Awards. At the discretion of the Committee, employees may be granted awards under the Plan in the form of Stock Options, Stock Appreciation Rights, Stock Awards, Cash Awards, or Performance Awards, as described below. Such awards may be granted singly, in combination, or in tandem.

Stock Options. The Plan provides for the granting of incentive stock options, which are intended to meet the requirements of Section 422 of the Code, and non-qualified stock options (collectively, “Stock Options”) to employees. Effective January 1, 2003, Marathon began expensing newly issued stock options in accordance with the “fair value method” promulgated by the Financial Accounting Standards Board.

A stock option is a right to purchase a specified number of shares of common stock at a specified grant price. All Stock Options granted under the Plan must have an exercise price per share that is not less than the Fair Market Value (as defined in the Plan) of the common stock on the date of grant and a term of no more than ten years. The grant price, number of shares, terms and conditions of exercise, whether an option will qualify as an incentive stock option under the Code or a non-qualified stock option, and other terms of a Stock Option grant will be fixed by the Committee as of the grant date. However, Stock Options may not include provisions that “reload” the option upon exercise, and Stock Options may not be repriced, including by means of a substitute award.

The exercise price of any Stock Option must be paid in full at the time the Stock Option is exercised in cash or, if permitted by the Committee and elected by the participant, by means of tendering previously owned shares of common stock or shares issued pursuant to an award under the Plan.

Stock Appreciation Rights. The Plan provides for the granting of stock appreciation rights (“Stock Appreciation Rights” or “SARs”) to employees. A SAR is a right to receive a payment, in cash or common stock, equal to the excess of the Fair Market Value of a specified number of shares of common stock over a specified grant price. A SAR may be granted to the holder of a Stock Option with respect to all or a portion of the shares of common stock subject to such Stock Option (a “tandem” SAR) or may be granted separately. The holder of a tandem SAR may elect to exercise either the Stock Option or the SAR, but not both.

All SARs granted under the Plan must have an exercise price per share that is not less than the Fair Market Value of the common stock on the date of grant and a term of no more than ten years. The grant price, term, number of shares, terms and conditions of exercise, and other terms of a SAR grant will be fixed by the Committee as of the grant date.

Stock Awards. The Plan also provides for the granting of stock awards (“Stock Awards”) to employees that consist of grants of common stock or units denominated in common stock. The terms, conditions and limitations applicable to any Stock Award will be decided by the Committee. However, any Stock Award that is not a Performance Award (defined below) must have a minimum restriction period of three years from the date of grant, except that (i) Stock Awards granted in lieu of salary or bonus are not subject to such three-year requirement and (ii) the Committee may provide for earlier vesting upon a termination due to death, disability, or retirement. At the discretion of the Committee, the terms of a Stock Award may include rights to receive dividends or dividend equivalents.

Cash Awards. The Plan also provides for the granting of cash awards (“Cash Awards”) to employees. The terms, conditions and limitations applicable to any Cash Award will be decided by the Committee.

Performance Awards. At the discretion of the Committee, any of the above-described employee awards may be made in the form of a performance award (“Performance Award”). A Performance Award is an award that is subject to the attainment of one or more performance goals.

The terms, conditions and limitations applicable to any Performance Award will be decided by the Committee. However, any Performance Award must have a minimum restriction period of one year from the date of grant, except that the Committee may provide for earlier vesting upon a termination due to death, disability, or retirement.

At the discretion of the Committee, certain Performance Awards granted under the Plan will be intended to qualify as performance-based compensation under Section 162(m) of the Code (“Qualified Performance Awards”). Section 162(m) generally disallows deductions for compensation in excess of $1,000,000 for some executive officers unless the compensation qualifies as performance-based compensation. The Plan contains provisions consistent with the Section 162(m) requirements for performance-based compensation.

For Qualified Performance Awards, the Committee may base a performance goal on one or more of the following business criteria that may be applied to the employee, one or more business units, or the Company as a whole:

•	stock price measures (including but not limited to growth measures and total stockholder return);

•	earnings per share (actual or targeted growth);

•	earnings before interest, taxes, depreciation, and amortization;

•	economic value added;

•	net income measures (including but not limited to income after capital costs and income before or after taxes);

•	operating income;

•	cash flow measures;

•	return measures (including but not limited to return on capital employed);

•	operating measures (including but not limited to refinery throughput, oil and gas reserves, and production);

•	expense targets (including but not limited to finding and development costs and general and administrative expenses);

•	margins;

•	reserve replacement ratio;

•	refined product measures; and

•	corporate values measures (including but not limited to diversity commitment, ethics compliance, environmental, and safety).

Goals may also be based on performance relative to a peer group of companies or a published index.

Employee Award Limitations. Under the Plan, no employee may be granted during any calendar year:

•	Stock Options or Stock Appreciation Rights for more than 3,000,000 shares of common stock;

•	Stock Awards covering or relating to more than 1,000,000 shares of common stock; or

•	Cash Awards having a value, as determined on the date of grant, in excess of $5,000,000.

Non-employee Director Awards. At the discretion of the Board, non-employee directors may be granted awards under the Plan in the form of Stock Awards or Performance Awards, as each is described in the Employee Awards section above. Director Awards may be granted singly, in combination, or in tandem. The terms, conditions and limitations applicable to Director Awards will be decided by the Board. However, Director Awards may not be sold, transferred, or otherwise disposed of during the non-employee director’s service on the Board. Non-employee directors may not be granted Stock Awards covering or relating to more than 5,000 shares of common stock during any calendar year.

Change in Control. The Plan provides that Stock Options, SARs, Stock Awards, and Performance Awards (other than cash-based Performance Awards) will be immediately vested and fully exercisable upon the occurrence of a Change in Control (as such is defined in the Plan) unless otherwise specified in the terms of the award. At that time, any such Performance Awards will vest at the target level.

Non-United States Participants. The Plan allows the Committee to grant awards to persons outside of the United States under appropriate terms and conditions for the applicable foreign jurisdiction.

Deferred Payment. At the discretion of the Committee or the Board, as appropriate, amounts payable in respect of awards granted under the Plan may be deferred. Any deferred payment may be forfeited if and to the extent that the terms of the applicable award so provide.

Amendment, Modification, and Termination. The Committee may amend, modify, suspend, or terminate the Plan, with the exception of paragraph 9 of the Plan which pertains to Directors Awards, at any time for the purpose of addressing changes in legal requirements or for other purposes permitted by law. The Board may amend, modify, suspend, or terminate paragraph 9 of the Plan, which pertains to Director Awards, at any time for the purpose of addressing changes in legal requirements or for other purposes permitted by law. However, no amendment shall be effective prior to its approval by the stockholders to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the stock of the Company is listed. Furthermore, without the prior approval of the Company’s stockholders, Stock Options issued under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Stock Option.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of awards that may be made under the Plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant. This discussion is not to be construed as tax advice.

Stock Awards. Federal income tax consequences with respect to Stock Awards depend on the facts and circumstances of each award, and, in particular, the nature of any restrictions imposed with respect to the award. In general, if the stock which is the subject of a Stock Award is actually issued to a participant but is subject to a “substantial risk of forfeiture” (e.g., if rights to ownership of the stock are conditioned upon the future performance of substantial services by the participant), a taxable event occurs only when the risk of forfeiture ceases. When the substantial risk of forfeiture ceases, the participant will realize ordinary income to the extent of the excess of the fair market value of the stock on the date the risk of forfeiture terminates over the participant’s cost for such stock (if any), and the same amount is then deductible by the Company as compensation. If the restrictions with respect to the Stock Award, by their nature, do not subject the participant to a “substantial risk of forfeiture” of the stock, then the participant will realize ordinary income at the time of grant to the extent of the excess of the fair market value of the stock over the participant’s cost (if any). The same amount is then deductible by the Company. If no stock is actually issued to the participant at the time the Stock Award is granted, the participant will realize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture, and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost (if any). The same amount is then deductible by the Company. The Company’s deductions for compensation paid under the Plan are in all cases subject to the requirement of reasonableness. The Company does not permit participants to make an election under Section 83(b) of the Code to accelerate taxation with respect to Stock Awards granted under the Plan.

Stock Options and Stock Appreciation Rights. Some of the Stock Options issuable under the Plan may constitute incentive stock options within the meaning of Section 422 of the Code, while other options granted under the Plan may be non-qualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as long-term capital gain. No deduction is available to the Company upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires). Except with respect to death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment (other than upon death or disability) cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead.

In contrast, upon the exercise of a non-qualified stock option, the optionee recognizes ordinary taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. The Company is entitled to a deduction in an amount equal to the income recognized by the optionee. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified stock option will be treated generally as capital gain or loss.

The amount of any cash or the fair market value of any stock received by the holder upon the exercise of stock appreciation rights under the Plan will be subject to ordinary income tax in the year of receipt, and the Company will be entitled to a deduction for such amount.

Cash Awards. The recipient of a Cash Award will recognize ordinary compensation income at the time the payment is received. The Company will normally be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by such recipient.

General. A participant’s tax basis in shares purchased or awarded under the Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant in connection with the transfer of the shares. The participant’s holding period for the shares begins immediately after ordinary income is recognized with respect to the transfer of the shares. If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.

Tax Deductibility Cap. Section 162(m) of the Code provides that certain compensation received in any year by a “covered employee” in excess of $1,000,000 is non-deductible by the Company for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The Committee currently intends to structure grants and awards made under the Plan to “covered employees” as performance-based compensation that is exempt from Section 162(m). However, the Committee may award non-deductible compensation when such grants are in the best interest of the Company, balancing tax efficiency with long-term strategic objectives.

Initial Awards

On February 25, 2003, and pursuant to the Plan, the Committee established the performance criteria to be used in determining 2003 calendar year bonuses for the officers of Marathon and Marathon Ashland Petroleum LLC (MAP) (to be paid in early 2004), subject to stockholder approval of the Plan. The Committee established a bonus pool equal to 3% of the Company’s income from operations for 2003 for the purpose of funding such annual bonuses. The Committee also established the following performance criteria which, in addition to evaluation of individual performance, will be used to determine each officer’s individual bonus amount:

•	Total Stockholder Return

•	Up-Stream Net Income per Barrel of Oil Equivalent Comparison

•	Reserve Replacement Ratio

•	MAP Adjusted Operating Income per Barrel of Crude Throughput Comparison

•	MAP Adjusted Income from Operations Compared with Price Normalized Business Plan

•	Safety, Environmental, and Diversity Measures

In addition, subject to and commencing upon stockholder approval of the Plan, each non-employee director of the Company will receive an annual grant of common stock units worth $30,000 as part of his or her annual retainer, and each new non-employee director will be eligible to receive a matching grant of up to 1,000 shares of common stock as described on page 12 of this proxy statement.

All other awards under the Plan will be granted at the discretion of the Committee or the Board, as appropriate. Consequently, the total benefits that will be received by any particular person or group under the Plan are not presently determinable.

YOUR BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE APPROVAL OF THE

2003 INCENTIVE COMPENSATION PLAN.

Equity Compensation Plan Information

The following table provides information as of December 31, 2002, with respect to shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))

Equity compensation plans approved by stockholders	8,064,610(1)	$28.70	7,717,542(2)(3)

Equity compensation plans not approved by stockholders (4)	N/A (5)	NA	96,789(6)

Total	8,064,610	$28.70	7,814,331

(1)	This number represents stock options granted under the 1990 Stock Plan, which was approved by the stockholders of the Company on April 28, 1998.

(2)	This number represents shares available for issuance under the 1990 Stock Plan as of December 31, 2002, which includes up to 694,745 shares that may be issued in the form of restricted stock. In addition, shares related to grants that are forfeited, terminated, cancelled, expire unexercised, or settled in such manner that all or some of the shares are not issued to a participant shall immediately become available for issuance. Effective December 31, 2002, but subject to the approval of the 2003 Incentive Compensation Plan by the stockholders, new awards under the 1990 Stock Plan will not be made except for the possible granting of up to 262,500 shares of common stock that may be required to be granted to certain officers if the Company exceeds targeted performance levels.

(3)	The 1990 Stock Plan provides for the automatic reservation of an additional number of shares for grant each calendar year equal to 0.5% of the outstanding Marathon common stock as of December 31 of the preceding year. However, effective December 31, 2002, but subject to the approval of the 2003 Incentive Compensation Plan by the stockholders, this provision of the 1990 Stock Plan was terminated.

(4)	This row reflects awards made under the Non-Officer Restricted Stock Plan and the Special Founders Day Restricted Stock Plan, which are described below. In addition, the Company makes awards under the Deferred Compensation Plan for Non-Employee Directors and the Non-Employee Director Stock Plan (the “Director Plans”). Upon the adoption of the Director Plans, the Board authorized the issuance of shares under these plans as necessary to fulfill the terms of the Director Plans as described below. Thus, the table does not reflect a specific number of shares available for issuance under the Director Plans.

(5)	No stock options have been issued under the Non-Officer Restricted Stock Plan or the Special Founders Day Restricted Stock Plan. However, as of December 31, 2002, 73,390 restricted stock units had been granted under the Non-Officer Restricted Stock Plan and 6,360 restricted stock units had been granted under the Special Founders Day Restricted Stock Plan.

(6)	This number represents 80,899 shares available for issuance under the Non-Officer Restricted Stock Plan and 15,890 shares available for issuance under the Special Founders Day Restricted Stock Plan as of December 31, 2002. Awards made under these plans are in the form of restricted stock and restricted stock units. However, if the 2003 Incentive Compensation Plan is approved by the stockholders, no new grants will be made under the Non-Officer Restricted Stock Plan. The Special Founders Day Restricted Stock Plan was a one-time grant program, and no additional grants will be made from that plan.

Non-Stockholder Approved Plans

The material terms of the Company’s non-stockholder approved equity compensation plans are summarized below.

Non-Officer Restricted Stock Plan. The Non-Officer Restricted Stock Plan was approved by the Board effective January 1, 2001, to provide restricted stock and restricted stock unit awards to non-officer employees of the Company and its affiliates. The purposes of the plan are to reward specific noteworthy achievements by non-officer employees and promote the retention of outstanding non-officer employees. All awards made under the plan are subject to a four-year, time-based vesting schedule that is contingent upon the recipient’s continued employment with the Company or an affiliate, with 50% of the shares vesting two years from the date of grant and the remaining 50% of the shares vesting four years from the date of grant. If a recipient terminates employment other than by reason of death, any unvested portion of his or her award will be forfeited. Dividends are paid on all awards made under the plan prior to vesting. Subject to the approval of the 2003 Incentive Plan by the stockholders of the Company, no additional awards will be granted under this plan.

Special Founders Day Restricted Stock Plan. Effective January 23, 2002, the Board approved a special one-time restricted stock grant to most non-officer employees of the Company and its affiliates in celebration of Marathon’s new status as a separately traded independent oil and gas company. U.S. participants were awarded a grant of ten shares of restricted stock, which vested one year after the date of grant, contingent upon the recipient’s continued employment with the Company or an affiliate. Eligible non-U.S. employees received a reciprocal grant of ten shares of stock units, which were paid out in cash or shares upon vesting. Dividends were paid on all awards made under the plan prior to vesting.

Deferred Compensation Plan for Non-Employee Directors. Under the Deferred Compensation Plan for Non-Employee Directors, all non-employee directors of the Company are required to defer half of their annual retainers in the form of common stock units. On the date such retainer would otherwise be payable to the non-employee director, the Company credits an unfunded bookkeeping account for each non-employee director with a number of common stock units equal to half of his or her annual retainer divided by the fair market value of the Company’s common stock. The ongoing value of each common stock unit equals the market price of the Company’s common stock. When dividends are paid, the Company credits each unfunded account with dividend equivalents on the number of units then in the individual’s account in the form of additional common stock units. When the non-employee director leaves the Board, he or she is issued actual shares of common stock equal to the number of common stock units in his or her account at that time. If the 2003 Incentive Compensation Plan is approved by the stockholders, the deferred stock unit provisions of this plan will be frozen, and the program will be continued under the 2003 Incentive Compensation Plan.

Non-Employee Director Stock Plan. Under the Non-Employee Director Stock Plan, each non-employee director may receive a matching stock grant of up to 1,000 shares of common stock upon his or her initial election to the Board. In order to qualify for a grant, the non-employee director must purchase an equivalent number of shares in the open market during the 60 days following his or her election to the Board. If the 2003 Incentive Compensation Plan is approved by the stockholders, the Non-Employee Director Stock Plan will be frozen, and the matching stock program will be continued under the 2003 Incentive Compensation Plan.

Proposal No. 3

Election of Independent Auditors

PricewaterhouseCoopers LLP has served as independent auditors of the Company for many years. We believe that their knowledge of Marathon’s business and its organization gained through this period of service is very valuable. In accordance with the established policy of the firm, partners and employees of PricewaterhouseCoopers assigned to the Marathon engagement are periodically rotated, thus giving Marathon the benefit of new thinking and approaches in the audit area. We expect representatives of PricewaterhouseCoopers to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

For the year 2002, PricewaterhouseCoopers performed professional services in connection with audits of the consolidated financial statements of Marathon, certain subsidiaries and certain pension and other employee benefit plans. They also reviewed quarterly reports and other filings with the Securities and Exchange Commission and other agencies.

Proposal of Stockholders

A Stockholder will present the following proposal at the meeting:

Proposal No. 4

To Submit a Rights Plan to a Stockholder Vote

Nick Rossi, P.O. Box 249, Boonville, CA 95415, owner of 300 shares of common stock, has given notice that he intends to present the following proposal at the annual meeting of stockholders. In accordance with applicable proxy regulations, the proposal and supporting statement, for which the Company accepts no responsibility, are set forth below.

4 – Shareholder Vote on Poison Pills

This topic won an average 60% yes vote at 50 companies in 2002

This is to recommend that the Board of Directors redeem any poison pill previously issued (if applicable) and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

Harvard Report

A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company has a poison pill) was positively and significantly related to company value. This study, conducted with the University of Pennsylvania’s Wharton School, reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999.

Some believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company.

Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

Council of Institutional Investors Recommendation

The Council of Institutional Investors www.cii.org, an organization of 120 pension funds which invests $1.5 trillion, called for shareholder approval of poison pills. In recent years, various companies have been willing to redeem poison pills or seek shareholder approval for their poison pill. This includes Columbia/HCA, McDermott International and Bausch & Lomb. I believe that our company should follow suit and allow shareholder participation.

Shareholder Vote on Poison Pills

Yes on 4

YOUR BOARD RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL TO SUBMIT A RIGHTS PLAN TO A STOCKHOLDER VOTE FOR THE FOLLOWING REASONS:

•	YOUR BOARD HAS TAKEN THE NECESSARY ACTION TO PROVIDE FOR EXPIRATION OF THE RIGHTS PLAN

On January 30, 2003, Marathon announced that its board of directors amended the Company’s stockholders’ rights plan to accelerate the final expiration date of the plan to January 31, 2003, more than six years earlier than initially specified in the plan. The board made this decision after considering the results of the stockholder vote related to this issue at the April 2002 annual stockholders’ meeting. At that meeting, the majority of shares voted were in favor of a stockholder proposal to redeem or terminate Marathon’s existing rights plan, unless it had been approved by a stockholder vote at the next stockholder meeting.

The Board of Directors believed that amending the plan to accelerate its expiration date was a responsible and appropriate response to the 2002 stockholder vote. However, the board further believed that it was in the stockholders’ best interests to reserve the right to adopt a new plan in the future, consistent with its fiduciary responsibilities to stockholders.

•	YOUR BOARD RESERVED THE RIGHT TO ADOPT A NEW RIGHTS PLAN IN THE FUTURE, CONSISTENT WITH ITS FIDUCIARY RESPONSIBILITIES TO YOU

Stockholder rights plans are one of a number of defensive measures that are available to the Board of Directors, in the exercise of its fiduciary duties, to maximize stockholder value and protect stockholders from unfair and abusive takeover tactics.

Because the Company’s Board of Directors has a fiduciary obligation to act in the best interests of the stockholders, it reserved the right to adopt a new rights plan in the future, consistent with these fiduciary responsibilities. Depending on the facts and circumstances, particularly the time constraints associated with gaining prior stockholder approval before adopting a rights plan, the board believes it has a fiduciary responsibility to stockholders to ensure the availability of this option. In the exercise of its fiduciary duties, the board would consider this option and other options available to it to respond in a timely and appropriate manner to a takeover attempt that was not deemed to be in the best interest of stockholders.

For the foregoing reasons, the Board believes that reserving the right to adopt a new rights plan in the future without a stockholder vote is protective of stockholder value and in the best interests of all the Company’s stockholders and recommends that stockholders vote AGAINST this proposal.

VOTE AGAINST PROPOSAL NO. 4

Audit Committee Report

Our committee has reviewed and discussed Marathon’s audited financial statements for 2002 with Marathon’s management. We have discussed with the independent auditors, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented. We have received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and we have discussed with PricewaterhouseCoopers its independence. Based on the review and discussions referred to above, we recommended to the Board that the audited financial statements for Marathon be included in the Company’s Annual Report on Form 10-K for 2002 for filing with the Securities and Exchange Commission.

Shirley Ann Jackson, Chair

Charles F. Bolden, Jr.

David A. Daberko

William L. Davis

Charles R. Lee

Dennis H. Reilley

Douglas C. Yearley

Information Regarding the Independence of the

Independent Public Auditors

In addition to performing the audit of the Company’s consolidated financial statements, PricewaterhouseCoopers provided various other services during 2002. The aggregate fees billed, including out-of-pocket expenses, for 2002 for each of the following categories of services are set forth below:

Audit of the Company’s 2002 financial statements and review of its quarterly financial information	$3.2 million
Financial information systems design and implementation fees(1)	$19.6 million
All other services(2)	$2.3 million

(1)	Fees relate primarily to the implementation of SAP, an integrated business software system. The core financial modules were implemented effective January 1, 2002 and the Human Resources/Payroll module was implemented effective October 1, 2002. The consulting services segment of PricewaterhouseCoopers was sold to IBM effective October 1, 2002 and are no longer associated with PricewaterhouseCoopers.

(2)	“All other services” includes (a) $0.2 million for the audits of various benefit plans, (b) $1.6 million for tax advice and preparation of tax returns for expatriate employees, executives and various foreign locations of the Company, and (c) $0.5 million for all other services.

Compatibility of PricewaterhouseCoopers’ Services with its Independence

The Audit Committee has considered whether PricewaterhouseCoopers’ provision of the services provided under “financial information systems design and implementation fees” and “all other services” above is compatible with maintaining PricewaterhouseCoopers’ independence, and the committee has determined that it is.

Security Ownership of

Certain Beneficial Owners

The following table furnishes information concerning all persons known to Marathon to beneficially own five percent or more of the common stock of Marathon:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares

Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	41,673,000(1)	13.4%(1)

Barclays Private Bank and Trust, Ltd. (Sussie) 10 Rue d’Italie CH - 1204 Geneva, Switzerland	27,379,223(2)	8.84%(2)

(1)	Based on Schedule 13G dated February 10, 2003 which indicates that Capital Research and Management Company had sole voting power over no shares, shared voting power over no shares, sole dispositive power over 41,673,000 shares and shared dispositive power over no shares.

(2)	Based on Schedule 13G dated February 10, 2003 which indicates that Barclays Private Bank and Trust, Ltd. (Sussie) had sole voting power over 27,362,623 shares, shared voting power over no shares, sole dispositive power over 27,362,623 shares, and shared dispositive power over no shares. According to such Schedule 13G, (i) Barclays Global Investors NA is the beneficial owner of 22,999,469 shares and has sole voting power over 22,999,469 shares, shared voting power over no shares, sole dispositive power over 22,999,469 shares, and shared dispositive power over no shares, (ii) Barclays Global Fund Advisors is the beneficial owner of 1,375,958 shares and has sole voting power over 1,375,958 shares, shared voting power over no shares, sole dispositive power over 1,375,958 shares, and shared dispositive power over no shares, (iii) Barclays Global Investors, Ltd. is the beneficial owner of 2,744,015 shares and has sole voting power over 2,744,015 shares, shared voting power over no shares, sole dispositive power over 2,744,015 shares, and shared dispositive power over no shares, (iv) Barclays Trust & Banking Company (Japan) Ltd. is the beneficial owner of 217,121 shares and has sole voting power over 217,121 shares, shared voting power over no shares, sole dispositive power over 217,121 shares, and shared dispositive power over no shares, (v) Barclays Life Assurance Company Ltd. is the beneficial owner of 18,554 shares and has sole voting power over 18,554 shares, shared voting power over no shares, sole dispositive power over 18,554 shares, and shared dispositive power over no shares, and (vi) Barclays Capital Securities, Ltd. is the beneficial owner of 7,506 shares and has sole voting power over 7,506 shares, shared voting power over no shares, sole dispositive power over 7,506 shares, and shared dispositive power over no shares.

Security Ownership of Directors

and Executive Officers

The following table sets forth the number of shares of Marathon common stock beneficially owned as of January 31, 2003 by each director (except Charles F. Bolden’s stock ownership is as of February 18, 2003), by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. In calculating the percentage of outstanding stock, each listed person’s stock options that are or may be exercisable within sixty days have been added to the total outstanding shares.

Name	Shares		Restricted Shares(3)	Stock Options Exercisable Prior to 4/1/03	Total Shares	% of Total Outstanding(6)

Charles F. Bolden, Jr.	1,338	(1)	0	0	1,338	*
Clarence P. Cazalot, Jr.	18,507		81,000	320,000	419,507	*
David A. Daberko	5,486	(1)(2)	0	0	5,486	*
William L. Davis	4,360	(1)(2)	0	0	4,360	*
Shirley Ann Jackson	5,348	(1)(2)	0	0	5,348	*
Philip Lader	4,630	(1)(2)	0	0	4,630	*
Charles R. Lee	17,869	(1)(2)	0	0	17,869	*
Dennis H. Reilley	5,556	(1)(2)	0	0	5,556	*
Seth E. Schofield	11,674	(1)(2)	0	0	11,674	*
Thomas J. Usher	118,643	(1)(2)(4)	0	1,101,100	1,219,743	*
Douglas C. Yearley	11,078	(1)(2)(5)	0	0	11,078	*
John T. Mills	55,606	(2)	11,700	84,430	151,736	*
Steven B. Hinchman	10,837	(2)	10,200	32,500	53,537	*
Philip G. Behrman	4,618	(2)	10,200	45,000	59,818	*
Stephen J. Lowden	2,253		10,200	45,000	57,453	*
All Directors and Executive Officers as a group (20 persons)(1)(2)(3)(4)(5)					2,445,074	*

(1)	Includes Common Stock Units credited under the Marathon Oil Corporation Deferred Compensation Plan for Non-Employee Directors as follows:

Common Stock Units

Charles F. Bolden, Jr	1,338
David A. Daberko	3,455
William L. Davis	2,630
Shirley Ann Jackson	4,304
Philip Lader	2,630
Charles R. Lee	15,868
Dennis H. Reilley	3,455
Seth E. Schofield	10,520
Thomas J. Usher	2,418
Douglas C. Yearley	10,077

(2)	Includes shares held under the Marathon Thrift Plan, the United States Steel Savings Fund Plan for Salaried Employees, the Dividend Reinvestment and Direct Stock Purchase Plan, and the Non-Employee Director Stock Plan.

(3)	Reflects restricted shares granted under the 1990 Stock Plan, which are subject to limits on sale and transfer and can be forfeited under certain conditions.

(4)	Includes 115,570 shares indirectly held by Mr. Usher through a Revocable Trust Account governed by a Revocable Trust Agreement, dated July 3, 2001, pursuant to which Mr. Usher is the settlor, co-trustee with his spouse and beneficial owner of the shares held in said account.

(5)	Includes 500 shares indirectly held by Mr. Yearley in a family trust.

*(6)	The percentage of shares beneficially owned by each director or nominee, or each executive officer does not exceed one percent; and the percentage of shares beneficially owned by all directors and executive officers of the Company, as a group, does not exceed one percent.

Executive Compensation and Other Information

The following table sets forth certain information concerning the compensation awarded to, earned by or paid to (a) Mr. Cazalot, President and Chief Executive Officer, and (b) the other four most highly compensated executive officers of Marathon who were serving as executive officers at the end of 2002, for services rendered in all capacities during 2002, 2001 and 2000.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Salary and Bonus Total ($)	Other Annual Compensation ($)	Restricted Stock Award(s) (2)(3) ($)	Options/ SARs (4)(5) (#)	All Other Compensation (6) ($)

C. P. Cazalot, Jr.	2002	783,333	1,100,000	1,883,000	6,273	1,413,874	240,000	178,625
President and	2001	650,000	2,200,000	2,850,000	20,311	67,484	175,000	144,488
Chief Executive Officer	2000	495,652	1,500,000	1,995,652	0	1,875,000	400,000	28,239

J. T. Mills	2002	325,833	325,000	650,833	2,242	149,036	42,000	38,889
Chief Financial Officer	2001	296,667	325,000	621,667	1,132	12,195	25,000	39,067
	2000	290,000	340,000	630,000	3,777	318,750	22,500	31,575

S. B. Hinchman	2002	250,000	290,000	540,000	1,815	94,202	42,000	32,299
Senior Vice President—	2001	221,667	290,000	511,667	225	325,200	25,000	27,965
Production Operations	2000	167,500	240,000	407,500	0	0	2,500	13,235

P. G. Behrman	2002	290,000	215,000	505,000	6,130	94,202	42,000	34,800
Senior Vice President—	2001	277,500	290,000	567,500	4,362	325,200	25,000	21,498
Worldwide Exploration	2000	74,479	75,000	149,479	0	0	30,000	3,765

S. J. Lowden	2002	290,000	215,000	505,000	12,310	94,202	42,000	53,402
Senior Vice President—	2001	275,000	300,000	575,000	0	325,200	25,000	15,620
Business Development	2000	23,354	65,000	88,354	0	0	30,000	0

(1)	Mr. Cazalot’s bonus amount for 2002 includes a $900,000 bonus paid by Marathon for services rendered in 2002 and a $200,000 retention bonus paid by Marathon pursuant to Mr. Cazalot’s employment contract, which provides for the payment of a retention bonus of $200,000 on the first, second, third, fourth and fifth anniversaries of his employment date. (See page 49 of this report for additional information on Mr. Cazalot’s employment agreement.)

(2)	Amounts shown are the values as of the date of grant. In 2002, restricted stock grants were made on May 28, at which time the fair market value of Marathon’s common stock was $28.12. Grants of restricted stock were made under the 1990 Stock Plan. All grants made to the named executive officers in 2002 are subject to conditions including continued employment and achievement of certain business performance standards. Dividends are paid on restricted stock. Shown below is the vesting schedule for the shares of restricted stock that are scheduled to vest less than three years from the date of grant, together with the number and value, as of December 31, 2002, of aggregate holdings of restricted stock for each of the executive officers named in the Summary Compensation Table. The vesting levels shown assume achievement of business performance at target levels relative to peer-group performance (as described in the Compensation Committee Report). Notwithstanding the vesting schedule shown below, in the event of a change in control of the Company, all shares of restricted stock would immediately vest.

	Vesting Schedule for Restricted Stock			Unvested Restricted Shares Aggregate Holdings
Name	May 2003 (Shares)	May 2004 (Shares)	May 2005 (Shares)	Shares	Value as of December 31, 2002 ($)

C. P. Cazalot, Jr.	27,000	27,000	27,000	81,000	1,711,125
J. T. Mills	3,900	3,900	3,900	11,700	247,163
S. B. Hinchman	3,400	3,400	3,400	10,200	215,475
P. G. Behrman	3,400	3,400	3,400	10,200	215,475
S. J. Lowden	3,400	3,400	3,400	10,200	215,475

(3)	The amounts shown for Mr. Cazalot for 2001 and 2000 include grants of United States Steel restricted stock valued at $8,948 and $345,000, respectively, as of the applicable grant dates. In 2002, in light of the separation of the steel and energy businesses of Marathon, the Compensation Committee of United States Steel cancelled all unvested restricted stock awards previously granted to Mr. Cazalot as well as any rights he may have had to future United States Steel restricted stock awards in exchange for a cash settlement of $145,292.

(4)	The option grants shown for Mr. Cazalot in 2001 and 2000 include 35,000 and 20,000 stock options, respectively, that may be exercised for shares of United States Steel common stock.

(5)	All options listed, except for the 2,500 options granted in 2000 to Mr. Hinchman, were granted with tandem stock appreciation rights (“SARs”).

(6)	The amounts shown in this column for 2002 reflect Company contributions to and payments made in lieu of participation in the Marathon Thrift Plan and the related supplemental savings plans.

The following table sets forth certain information concerning options and stock appreciation rights (“SARs”) granted during 2002 to each executive officer named in the Summary Compensation Table under the 1990 Stock Plan:

2002 Option/SAR Grants

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(3)
Name	Number of Securities Underlying Options/SARs Granted(1)(2)	% of Total Options/SARs Granted to Employees in 2002	Exercise or Base Price per Share ($)	Expiration Date
					5%	10%

C. P. Cazalot, Jr.	240,000	13.6%	28.12	May 28, 2012	4,244,280	10,755,840
J. T. Mills	42,000	2.4%	28.12	May 28, 2012	742,749	1,882,272
S. B. Hinchman	42,000	2.4%	28.12	May 28, 2012	742,749	1,882,272
P. G. Behrman	42,000	2.4%	28.12	May 28, 2012	742,749	1,882,272
S. J. Lowden	42,000	2.4%	28.12	May 28, 2012	742,749	1,882,272

(1)	All options shown are exercisable on May 28, 2003, so long as the officer remains an employee of the Company through such date. In addition, all options would become immediately exercisable upon a change in control as defined in the 1990 Stock Plan. If an optionee retires or dies, his vested options will remain exercisable until the earlier of May 28, 2012, or three years from the date of retirement or death or, in the event of Mr. Cazalot’s retirement, six years from the date of retirement. Option terms are unaffected by a termination due to disability, but all other terminations result in the forfeiture of the options.

(2)	These options were granted with tandem SARs, which have the same exercise date as the underlying options. Upon the exercise of an SAR, an optionee receives an amount, in cash and/or shares, equal to the excess, for a specified number of shares, of (a) the fair market value of a share on the date the SAR is exercised (except that for any SAR exercised during the 10-business-day period beginning on the third business day following the release of the Company’s quarterly earnings, the Company’s Compensation Committee may, in its sole discretion, establish a uniform fair market value of a share for such period which shall not be more than the highest daily fair market value and shall not be less than the lowest daily fair market value during such 10-business-day period) over (b) the exercise or base price per share.

(3)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of Marathon common stock. We have not used an alternative formula for a grant date valuation, as we are not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

The following table sets forth certain information concerning options to purchase Marathon common stock and stock appreciation rights (“SARs”) exercised by each executive officer named in the Summary Compensation Table during 2002 together with the total number of options and SARs outstanding at December 31, 2002 and the value of such options.

Option Exercises and Year-End Values

Aggregated 2002 Option/SAR Exercises

and December 31, 2002 Option/SAR Values

	No. of Shares Underlying Options/SARs Exercised	Total Value Realized(1)($)	Number of Securities Underlying Unexercised Options/SARs at December 31, 2002(2)		Value of Unexercised In-the-Money Options/SARs at December 31, 2002($)(3)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

C. P. Cazalot, Jr.	0	0	220,000	540,000	0	0
J. T. Mills	46,280	377,254	84,430	42,000	0	0
S. B. Hinchman	0	0	32,500	42,000	2,663	0
P. G. Behrman	0	0	45,000	52,000	0	0
S. J. Lowden	0	0	45,000	52,000	0	0

(1)	Represents the pre-tax gain, which is the difference between the fair market value of the shares on the date of exercise of the options and the exercise price.

(2)	All options listed above were granted with SARs except for 7,500 of the exercisable options shown for Mr. Hinchman.

(3)	Represents the fair market value price of Marathon’s common stock on December 31, 2002 of $21.125 less the exercise price for all outstanding exercisable and unexercisable options for which the exercise price is less than the fair market value price. Exercisable options/SARs have been held at least one year from the date of grant.

Compensation Committee Report

on Executive Compensation

The Compensation Committee (the “Committee”) of Marathon Oil Corporation was established on January 2, 2002, following the separation of Marathon’s steel and energy businesses. The Committee is comprised of independent, non-employee directors. In 2002, Mr. Yearley, Mr. Davis, Mr. Lader, Mr. Lee, Mr. Reilley, and Mr. Schofield served on the Committee. Effective January 29, 2003, Dr. Jackson replaced Mr. Lee.

The Committee sets policies and administers programs regarding compensation for Marathon’s executive officers and regularly reports its actions to the Board. In addition, the Committee reviews and approves the compensation of the Marathon Ashland Petroleum LLC (MAP) officers on behalf of the MAP Board of Managers.

The purpose of this report is to summarize the philosophy, compensation components and specific program objectives that are considered by the Committee when making decisions regarding compensation for Marathon officers.

Compensation Philosophy

Compensation programs for Marathon officers are designed to attract, retain and motivate employees who are responsible for making significant contributions to the achievement of corporate goals and objectives.

With the help of an independent compensation consulting firm, the Committee regularly compares the salary and annual and long-term incentive opportunities for the CEO and other officers with the compensation provided for similar positions at comparable companies. The companies surveyed for such compensation comparisons are not identical to those companies that comprise the S&P Domestic Integrated Oil Index referred to in the Stockholder Return Performance Presentation on page 44. The Committee believes that the companies with which Marathon competes for employees are not necessarily the same as the companies included in that index.

Overall, executive compensation at Marathon is designed to provide total compensation opportunity that is at the median level as compared to our peers. Awards under our incentive compensation programs will vary based upon the performance of the Company. When performance goals are exceeded, incentive compensation will be above the median, and when performance is below average, incentive compensation, if provided, will be below the median.

The principal elements of our officers’ compensation program are:

•	Base salary

•	Annual incentive award

•	Long-term incentive awards (performance-based restricted stock and stock options with tandem stock appreciation rights).

In establishing performance criteria for annual and long-term incentive awards for 2002, the Committee determined that the performance of certain officers with corporate-wide responsibility would be measured by the performance of the overall Company. The remaining officers will continue to be evaluated based on the performance of their respective business units.

In light of Marathon’s new status as an independent company as well as stockholders’ increasing expectations for involvement in corporate governance, in 2002 the Committee, with the help of outside advisors, developed the Marathon Oil Corporation 2003 Incentive Compensation Plan (the 2003 Plan), the approval of which is set forth herein as Proposal No. 2 beginning on page 17 of this Proxy Statement. The objective of the Committee was to develop a plan that would allow future incentive compensation to continue to closely link incentive pay with overall corporate performance and stockholder interests. Thus, the Committee strongly believes that approval of the 2003 Plan is in the best interests of the stockholders.

The Committee believes that stock ownership requirements better align the interests of the officers to those of Marathon’s stockholders. Consistent with this philosophy, the Committee has established stock ownership guidelines that require all Marathon officers to acquire and hold Marathon stock. An individual will be allowed up to five years from the implementation of the guidelines or, if later, his or her appointment to an officer position to reach the minimum required level of Marathon common stock ownership. Requirements are as follows:

•	Chief Executive Officer – 225,000 shares

•	Chief Financial Officer – 60,000 shares

•	Senior Vice Presidents – 42,000 shares

•	Vice Presidents – 12,000 shares

The Committee is committed to preserving the deductibility of compensation under Section 162(m) of the Internal Revenue Code whenever possible. This provision limits a company’s ability to deduct compensation in excess of $1,000,000 paid to the Chief Executive Officer and other officers as reported in this Proxy Statement unless the compensation meets the requirements of qualified stockholder-approved performance-based compensation. However, the Committee may award non-deductible compensation when such grants are in the best interest of the Company, balancing tax efficiency with long-term strategic objectives.

Base Salary

Salary administration for Marathon officers begins with the development and periodic adjustment of salary objectives based upon the following criteria:

•	External Competitiveness – Overall salary competitiveness is reviewed annually based on assessments of peer companies provided by independent consultants. The salary objective for each position is designed to fall at or near the 50th percentile for similar positions at comparable companies.

•	Internal Equity – The salary objective for each position is designed to accurately reflect its relative “value” to the Company.

While these salary objectives operate as a guide for the Committee when setting and adjusting officers’ salaries, actual salary decisions are based primarily upon the performance of the officer and the Company. Thus, an officer will not receive a salary increase unless it is warranted by his or her performance. In addition, other factors such as experience and time in position may be taken into consideration.

Once an officer’s salary approaches or exceeds the 50th percentile for similar positions at comparable companies, increases are only given as deemed necessary to maintain salary level competitiveness, assuming performance justifies an increase. Therefore, incentive opportunities provide the primary basis for significant increases in compensation.

In 2002, the Committee conducted a comprehensive review of officers’ salaries based on competitive data supplied by its independent consultants. This review indicated that, overall, the salaries of Marathon’s officers were below the salaries offered for similar positions at competitor companies. Accordingly, to begin to close the competitive gap, the Committee awarded base salary increases to the CEO and to certain other officers.

Annual Incentive Awards

Marathon’s annual incentive opportunities for officers are designed to provide awards that are competitive with similar companies with on-plan performance. Our incentive plans provide exceptional rewards for superior performance and lower or no rewards for below-average performance. The Committee approves bonus awards under the Senior Executive Officer Annual Incentive Compensation Plan, which was developed specifically to retain the Company’s tax deduction for awards made to the officers named in the Summary Compensation Table, and the Annual Incentive Compensation Plan. The performance-based award formulas used to determine payouts under these plans are virtually identical.

These plans provide for awards based on pre-established performance measures specifically related to the accountabilities of plan participants. For each measure, the applicable portion of the bonus is awarded only if performance reaches the minimum, or threshold, level for that measure. The performance measures used for consideration of the 2002 bonus payments were as follows:

•	Income from Operations

•	Adjusted Operating Income per Barrel of Crude Throughput Comparison

•	Proved Reserve Additions

•	Environmental Measure

•	Safety Measure

•	Individual Objectives/Performance Commitments

The Company’s performance met or exceeded target performance for all measures except for MAP’s downstream operating income from operations, and such exception was primarily due to overall industry conditions. However, based on public information presently available, MAP did achieve its relative operating income objective by ranking second amongst its industry peers in adjusted operating income per barrel of crude throughput. As required under both plans, the Committee certified in writing prior to the payment of awards that the performance measures met or exceeded the pre-established criteria.

The Committee reserves the right to reduce or eliminate an annual incentive award that would otherwise be payable under these plans based on its assessment of overall performance.

Long-Term Incentive Awards

Long-term incentive awards are a critical element in the mix of compensation as they provide the most direct link to stockholder value. To date, these awards have been granted pursuant to the 1990 Stock Plan under which the Company may grant stock options, stock appreciation rights and/or restricted stock contingent upon performance. In the future, the Company intends to grant long-term incentive awards under the 2003 Incentive Compensation Plan, which is being submitted for stockholder approval and discussed on pages 17 through 24. It is the intent of the Committee that long-term performance awards granted under this plan be tied to total stockholder return relative to Marathon’s industry peers.

The Committee uses industry comparative data when determining the size of long-term incentive grants. Our objective in making long-term incentive grants is to provide our officers with opportunities to receive competitive compensation for on-target performance, above-average compensation when performance is above the target level, and below-average compensation when performance is at the threshold level.

In May 2002, the Committee reviewed competitive compensation data on long-term incentive awards as provided by independent consultants. The analysis indicated that Marathon officers were below the median of their industry peers in terms of long-term incentive compensation. To begin closing the competitive gap, the Committee adjusted the size of both the stock option and restricted stock grants for the CEO and other officers. The Committee also considered the stock holdings of our officers when determining the size of the awards.

Stock Options

Stock Options are used by the Committee as a form of long-term incentive compensation. The Committee duly notes and commends the decision by the Company to commence expensing stock options in 2003 in accordance with the “fair value method” promulgated by the Financial Accounting Standards Board.

In 2002, the Committee granted stock options with tandem stock appreciation rights to the officers. All stock options are non-qualified with each option having an exercise price per share equal to the fair market value of the stock on the day of grant. The plan does not permit the re-pricing of options. The Committee determines the vesting period and the term of each option, with the term not to exceed 10 years. In general, the vesting period for options is one year. Optionees have no stockholder rights until the option has been exercised.

Performance Based Restricted Stock Grants

In 2000, performance based restricted stock was granted under the 1990 Stock Plan for the five-year performance period ending in 2004. Vesting of these shares of restricted stock is based entirely on the achievement of pre-established performance measures specifically related to the responsibilities of plan participants. To emphasize the long-term nature of the awards, vesting decisions are based on three-year average operational and financial performance, as compared with three-year peer-group performance. In the years where targeted performance is exceeded, interim grants are made to permit vesting at the target level for the number of years remaining in the five-year performance period.

In 2002, the Committee certified in writing the appropriate vesting levels for performance based restricted stock after comparing the prior three-year average performance of Marathon and MAP with that of their competitors for the measures shown below:

Marathon Corporate Officers:

•	Income per Barrel of Oil Equivalent Produced

•	Oil and Gas Reserve Replacement Ratio

•	Earnings Before Interest, Taxes and Depreciation as a Percent of Total Assets

•	Safety Performance

•	Adjusted Operating Income per Barrel of Crude Throughput Comparison

Marathon Upstream Officers:

•	Income per Barrel of Oil Equivalent Produced

•	Oil and Gas Reserve Replacement Ratio

•	Earnings Before Interest, Taxes and Depreciation as a Percent of Total Assets

•	Safety Performance

Marathon Ashland Petroleum LLC Officers:

•	Earnings Before Interest, Taxes and Depreciation as a Percent of Total Assets

•	Safety Performance

•	Adjusted Operating Income per Barrel of Crude Throughput Comparison

The measures above provide the primary basis for the determination of vesting levels for restricted stock under the performance-based restricted stock program that will conclude in 2004. However, vesting levels may be reduced or eliminated entirely at the discretion of the Committee based on an overall assessment of performance.

In 2002, in light of the separation of the steel and energy businesses of Marathon, the Committee cancelled the unvested performance-based restricted stock awards held by certain former officers of Marathon as well as their rights to receive any additional shares pursuant to this five-year program and provided each with an appropriate cash settlement as determined by the Committee.

Chief Executive Officer

Mr. Cazalot’s base salary, annual incentive awards and long-term incentive awards are determined in the same manner as the compensation for other executive officers as listed in the Summary Compensation Table.

In reviewing Mr. Cazalot’s compensation in 2002, the Committee considered his promotion to Chief Executive Officer and his leadership during Marathon’s first year as a separately traded independent oil and gas company. The Committee also considered his current performance and his overall pay as positioned against the market data provided by independent consultants. Under his leadership, the highlights of Marathon’s 2002 achievements that influenced Mr. Cazalot’s compensation are as follows:

•	2002 reserve replacement ratio of more than 250 percent at a finding and development cost of less than $5.00 per barrel of oil equivalent,

•	successful acquisition and integration of the CMS and Globex assets in Equatorial Guinea and the coalbed natural gas assets in the Powder River Basin,

•	acquisition of an interest in Elba Island, Georgia LNG facility and upstream interests in Norway,

•	exploration success in deepwater discoveries offshore Angola and Nova Scotia,

•	first production from Camden Hills, ultra-deepwater gas development, and

•	continued solid competitive performance by Marathon’s downstream joint venture (MAP), resulting in a second place industry ranking in adjusted operating income per barrel of crude throughput, based on public information presently available.

Based on these factors, the Committee recommended and the Board approved an increase in base salary to $900,000. Mr. Cazalot’s salary is now near the median for chief executive officers in the industry. Mr. Cazalot was paid a bonus for 2002 based upon the Company’s attainment of the pre-established performance measures of the Senior Executive Officer Annual Incentive Compensation Plan as described above. In addition to the Committee’s evaluation of Mr. Cazalot’s performance and achievements, industry comparative data was used to determine the stock option and restricted stock grants issued to Mr. Cazalot in 2002. However, as a result of these decisions, Mr. Cazalot continues to be below his industry peers in total compensation.

Douglas C. Yearley, Chair

William L. Davis

Shirley Ann Jackson

Philip Lader

Dennis H. Reilley

Seth E. Schofield

Stockholder Return Performance Presentation

The line graph below compares the yearly change in cumulative total stockholder return for our common stock with the cumulative total return of the Standard & Poor’s Domestic Integrated Oil Index and the Standard & Poor’s 500 Stock Index.

Comparison of Cumulative Total Return

on $100 Invested in Marathon Stock on December 31, 1997

vs.

S&P Domestic Integrated Oil Index and S&P 500 (1)

(1)	Total return assumes reinvestment of dividends.

Certain Relationships and Related Party Transactions

United States Steel Corporation

Thomas J. Usher is the Chairman of the Board and Chief Executive Officer of United States Steel Corporation. In addition to Mr. Usher, four other members of Marathon’s Board of Directors are members of the Board of Directors for United States Steel.

The Separation

On December 31, 2001, Marathon disposed of its steel business through a tax-free distribution of the common stock of its wholly-owned subsidiary United States Steel to holders of USX-U.S. Steel Group common stock in exchange for all outstanding shares of USX-U.S. Steel Group common stock on a one-for-one basis. As a result, Marathon and United States Steel entered into a number of agreements governing their future relationship.

Obligations Associated with Financings

Marathon remains obligated (primarily or contingently) for certain debt and other financial arrangements for which United States Steel has assumed responsibility for repayment under the terms of the separation. As of December 31, 2002, Marathon has identified $705 million in financial obligations, which have been assumed by United States Steel. These financial obligations will continue in 2003.

Other Transactions

In 2002, Marathon and United States Steel engaged in a number of transactions related to the separation, including a cash settlement, transition service arrangements, insurance premium payments and tax settlement payments. During 2002, amounts paid by either party to the other party was less than 5% of the receiving party’s consolidated gross revenue for that period.

Also in 2002, Marathon had sales of natural gas to United States Steel totaling $14 million and purchased raw materials from United States Steel in the amount of $12 million. These transactions were in the ordinary course of business and at competitive prices.

In the fourth quarter of 2002, Marathon cancelled the unvested restricted stock awards held by certain former officers and provided each with an appropriate cash settlement. The total cost of the settlement was approximately $4.8 million.

Barclays Private Bank and Trust, Ltd. (Sussie)

Barclays Private Bank and Trust, Ltd. (Sussie) and its affiliates own greater than 5% of the outstanding common stock of Marathon. In 2002, Marathon and an affiliate of Barclays entered into a commodity-based derivative contract, which resulted in a net cash settlement payment to Barclays in the amount of $23.4 million.

Other Transactions

Other than as provided above, the Company and its subsidiaries have had transactions with entities with which certain directors were affiliated in the regular course of business since January 1, 2002. Our Board of Directors has given due consideration to these transactions and has determined that no director had a material interest in any such transaction. Such transactions were in the ordinary course of business and at competitive prices and terms. We anticipate that similar transactions will occur in 2003.

Pension Benefits

Marathon provides retirement benefits to its employees, including the named executive officers, under the Retirement Plan of Marathon Oil Company. The following table shows the annual pension benefits payable at age 65 for various levels of eligible earnings which would be payable to employees retiring with the years of service shown. The table is based on a formula of a specified percentage (dependent on years of participation in the applicable Marathon retirement plan) of average annual eligible earnings in the three consecutive years of the ten years prior to retirement in which such earnings were highest.

Marathon Oil Company Retirement Plan

Table of Pension Benefits

Final Average Annual Pay For Highest Three Consecutive Years In Ten-Year Period Preceding Retirement	Annual Benefits for Years of Participation
	1 Year	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years
$100,000	$1,326	$6,622	$13,248	$19,870	$26,493	$33,116	$39,739
300,000	4,530	22,618	45,252	67,870	90,493	113,116	135,739
500,000	7,734	38,614	77,256	115,870	154,493	193,116	231,739
700,000	10,938	54,610	109,260	163,870	218,493	273,116	327,739
900,000	14,142	70,606	141,264	211,870	282,493	353,116	423,739
1,100,000	17,346	86,602	173,268	259,870	346,493	433,116	519,739
1,300,000	20,550	102,598	205,272	307,870	410,493	513,116	615,739
1,500,000	23,754	118,594	237,276	355,870	474,493	593,116	711,739
1,700,000	26,958	134,590	269,280	403,870	538,493	673,116	807,739
1,900,000	30,162	150,586	301,284	451,870	602,493	753,116	903,739
2,100,000	33,366	166,582	333,288	499,870	666,493	833,116	999,739
2,300,000	36,570	182,578	365,292	547,870	730,493	913,116	1,095,739
2,500,000	39,774	198,574	397,296	595,870	794,493	993,116	1,191,739

In order to comply with the limitations prescribed by the Code, pension benefits will be paid directly by Marathon pursuant to a non-qualified retirement plan when they exceed the amounts permitted by the Code to be paid from federal income tax qualified pension plans. The terms of the non-qualified retirement plan provide enhanced benefits for all Marathon officers based on bonuses earned during their last ten years of employment. These additional benefits are based on the difference between (i) the sum of the three highest bonuses paid during the final ten years of employment, and (ii) the sum of the three bonuses included under the definition of final average earnings used in the Marathon retirement plans. As of February 1, 2003, this enhancement did not result in an increase in benefits for any of the executive officers named in the Summary Compensation Table on page 34.

Covered earnings include pay for hours worked, pay for allowed hours, military leave allowance, commissions, 401(k) contributions to the Marathon Oil Company Thrift Plan, deferred compensation contributions, and bonuses. These earnings for the named executive officers are reported in the salary and bonus columns of the Summary Compensation Table on page 34. The benefits reflected above are based upon a straight life annuity form of benefit and include the applicable Social Security offset as defined by the Marathon Plan.

As of January 31, 2003, Mr. Cazalot is credited with 2.83 years of participation, Mr. Mills 26.58 (plus, if certain conditions are met an additional 3 years pursuant to the enhanced benefit agreement as described on pages 49 and 50), Mr. Hinchman 22.58, Mr. Behrman 2.33 and Mr. Lowden 2.08.

Benefits payable under the Marathon Retirement Plan to participants with United States Steel service include service and earnings that are also used in the calculation of benefits payable under the United States Steel Corporation Plan for Non-Union Employee Pension Benefits and United States Steel Corporation Executive Management Supplemental Pension Program. Therefore, the Marathon Retirement Plan benefits for such participants are reduced by their benefits from the United States Steel plans. Because Mr. Mills has earned benefits under the United States Steel plans, his Marathon pension benefits will be reduced, at age 65, by estimated annual pensions from the United States Steel plans (assuming no increase in annual earnings) of $136,577. However, the benefits under the Marathon Retirement Plan cannot be reduced below the amount calculated with only Marathon plan participation and earnings.

Change in Control Arrangements

and Employment Contracts

We believe that if a change in control of Marathon becomes possible our key officers should be encouraged to continue their dedication to their assigned duties. For that reason, we have entered into agreements with each of the current officers named in the Summary Compensation Table on page 34 that provide that, if an officer’s employment is terminated under certain circumstances following a change in control or during a potential change in control period, the officer will be entitled to the following severance benefits:

•	a cash payment of up to three times the sum of the officer’s current salary plus the highest bonus in the three years before the termination or change in control;

•	life and health insurance benefits for up to 36 months after termination at the lesser of current cost or active employee cost;

•	an additional three years of service credit and three years of age credit for purposes of retiree health and life insurance benefits;

•	a cash payment equal to the actuarial equivalent of the difference between amounts receivable by the officer under our pension plans and those which would be payable if (a) the officer had an additional three years of service credit, (b) the officer’s final average pay had included his highest annual bonus from the preceding three years, (c) for purposes of determining early retirement commencement factors, the officer had three additional years of service credit and three additional years of age, and (d) the officer’s pension had been fully vested;

•	a cash payment equal to the difference between amounts receivable under our savings or thrift plans and amounts which would have been received if the officer’s savings had been fully vested; and

•	a cash payment of the amount necessary to ensure that the payments listed above are not subject to net reduction due to the imposition of federal excise taxes.

In addition, immediately upon a change in control or upon an officer’s termination of employment during a potential change in control, the officer’s outstanding stock options and stock appreciation rights will be fully vested and exercisable, and the officer’s restricted stock will be fully vested.

Each agreement is automatically extended each year unless we notify the officer that we do not wish it extended. In any event, however, each agreement continues during a potential change in control period and for two years after a change in control. The severance benefits are payable if, any time after a change in control or during a potential change in control period, the officer’s employment is terminated for good reason or is terminated for other than cause or disability. The severance benefits are not payable if termination is due to the officer’s death or disability, is by Marathon for cause, is by the officer for other than good reason, or occurs after the officer reaches age 65.

The definition of a change in control for purposes of these agreements is complex but is summarized as follows. It includes any change in control required to be reported in response to Item 6(e) of Schedule 14A under the Securities Exchange Act of 1934 and provides that a change in control will have occurred if:

•	any person not affiliated with Marathon acquires 20 percent or more of the voting power of our outstanding securities;

•	the Board no longer has a majority made up of (1) individuals who were directors on the date of the agreements and (2) new directors (other than directors who join the Board in connection with an election contest) approved by two-thirds of the directors then in office who (a) were directors on the date of the agreements or (b) were themselves previously approved by the Board in this manner;

•	we merge with another company and our stockholders end up with less than 50 percent of the voting power of the new entity;

•	our stockholders approve a plan of complete liquidation of Marathon; or

•	we sell all or substantially all of Marathon’s assets.

In addition, if any person takes certain actions or enters into an agreement that could effectuate a change in control, a potential change in control will have occurred.

In March, 2000, Marathon entered into an employment contract with Mr. Cazalot. The terms and conditions of the contract provide for Mr. Cazalot to receive an annual salary of $600,000; an annual performance-based bonus award; a retention bonus of $200,000 on the first, second, third, fourth and fifth anniversaries of his employment date (which was March 3, 2000); an initial stock option grant for 300,000 shares of Marathon common stock with an option price to be determined in accordance with the 1990 Stock Plan and exercisable as follows: 100,000 shares three years from the date of grant (which was March 3, 2000), 100,000 shares four years from the date of grant, and 100,000 shares five years from the date of grant; a grant of 100,000 stock options on May 30, 2000, 80 percent in Marathon common stock and 20 percent in United States Steel common stock with the same vesting period as options granted to other executive management employees (currently one year); a restricted stock grant of 60,000 shares of Marathon common stock on May 30, 2000, with an annual target vesting rate of 12,000 shares; eligibility for all of Marathon Oil Company’s existing and future employee benefit programs applicable to executive officers; a comprehensive physical examination at Marathon’s expense each calendar year in accordance with Marathon’s policy covering physical examinations for its executive officers; tax preparation and financial planning advice under terms and conditions comparable to those applicable to Marathon executive management; a change-in-control agreement such as those described above; coverage for his family and himself under Marathon’s medical care plan; reimbursement of the cost of membership fees and dues for one country club; and five weeks of paid vacation per year or the number of weeks to which he would be entitled under Marathon’s vacation plan, whichever is longer. In addition, Mr. Cazalot also received a restricted stock grant of 15,000 shares of United States Steel common stock on May 30, 2000, with an annual target vesting rate of 3,000 shares. In 2002, the remaining 9,000 shares of unvested restricted stock were cancelled by United States Steel for a cash settlement of $145,292.

Mr. Mills and USX entered into an enhanced benefit agreement that has been assumed by Marathon. Pursuant to the agreement, if Mr. Mills retires from Marathon on or before December 1, 2003, he will be entitled to receive early retirement enhancements under the Retirement Plan and Excess Benefit Plan. The enhancement under the Retirement Plan and Excess Benefit Plan will be equal to the difference between his actual benefit under the Marathon and United States Steel plans and the benefit to which he would be entitled if (i) he had three additional years of service under the plans, (ii) for purposes of applying early retirement factors he had three additional years of age under the plans, and (iii) certain actuarial assumptions in effect as of December 1, 2000, if more favorable, were used. The provisions of this agreement would provide annual pension benefits of $29,824 payable at age 65. Mr. Mills’ agreement also provides for certain early retirement enhancements under the Health Plan; however, as of December 31, 2002, Mr. Mills’ actual age and service were such that the enhancements no longer resulted in an increase in benefits for Mr. Mills.

In September 2000, Marathon entered into an employment contract with Mr. Behrman. The terms and conditions of the contract provide for Mr. Behrman to receive an annual salary of $275,000; an initial stock option grant for 30,000 shares of USX-Marathon stock, with an option price equal to the average of the high and low prices of the stock on his first day of employment with Marathon and exercisable in one-third increments on each of the first three anniversaries of his date of employment; and four weeks of paid vacation per year. Pursuant to the contract, Mr. Behrman is also entitled to receive the same additional benefits that other Marathon executives at his level receive.

In September 2000, Marathon entered into an employment contract with Mr. Lowden. The terms and conditions of the contract provide for Mr. Lowden to receive an annual salary of $275,000; an initial stock option grant for 30,000 shares of USX-Marathon stock, with an option price equal to the average of the high and low prices of the stock on his first day of employment with Marathon and exercisable in one-third increments on each of the first three anniversaries of his date of employment; five weeks of paid vacation per year; and membership in a local country club. Pursuant to the contract, Mr. Lowden is also entitled to receive the same additional benefits that other Marathon executives at his level receive.

Statement Regarding the Delivery of a Single Set of Proxy Materials to Households With Multiple Marathon Stockholders

If you have consented to the delivery of only one set of proxy materials to multiple Marathon stockholders who share your address, then only one proxy statement is being delivered to your household unless we have received contrary instructions from one or more of the stockholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the proxy statement to any stockholder at your address. If you wish to receive a separate copy of the proxy statement, you may call us at (713) 629-6600 (please ask for Investor Relations) or write to us at Marathon Oil Corporation, Investor Relations Office, P.O. Box 3128, Houston, Texas, 77210-3128. Stockholders sharing an address who now receive multiple copies of the proxy statement may request delivery of a single copy by calling us at the above number or writing to us at the above address.

Solicitation Statement

We will bear the cost of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. The Company has also retained Georgeson Shareholder to assist with the solicitation of proxies for a fee not to exceed $10,000, plus reimbursement for out-of-pocket expenses. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of common stock, and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.

By order of the Board of Directors,

William F. Schwind, Jr.

Secretary

March 10, 2003

APPENDIX A

MARATHON OIL CORPORATION

Audit Committee Charter

(Effective January 1, 2003)

Statement of Purpose

The Audit Committee is a standing committee of the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls, (ii) the performance of the internal audit services function, (iii) the annual independent audit of the Company’s financial statements, (iv) the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance, (v) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures, and (vi) the fulfillment of the other responsibilities set forth herein.

Authority

The Audit Committee has authority to conduct or authorize investigations into any matters within the scope of its responsibility. The Committee shall have full authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, (ii) to retain outside legal, accounting or other consultants to advise the Committee, and (iii) to request any officer or employee of the Company, the Company’s outside counsel, inside counsel, independent auditors or internal auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Membership

The Audit Committee shall be comprised of not less than three nor more than ten members. Each member shall be a member of the Board of Directors and shall be independent and qualified under standards established by applicable law and/or stock exchange listing standards. At least one member of the Committee shall be a “financial expert,” as defined by applicable law. No director who serves on the audit committees of more than two other public companies may serve on the Audit Committee, unless the Board determines that such simultaneous service will not impair the ability of such director to effectively serve on the Audit Committee. Except in any such member’s capacity as a member of the Audit Committee, the Board of Directors, or any other board committee, no member shall accept any consulting, advisory, or other compensatory fee from the Company, or be an affiliated person of the Company or any subsidiary thereof.

Meetings

The Audit Committee will meet at least six times a year, with authority to convene additional meetings as circumstances require. All Committee members are expected to attend each meeting, in person or via teleconference. The Committee may invite members of management, auditors, or others to attend meetings and provide pertinent information, as necessary. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes of each meeting will be prepared. If requested by any member of the Committee, time shall be allotted for an executive session of Committee members only and any executives or outside advisors they might want to invite.

Quorum

A majority of the total number of Committee members then in office shall constitute a quorum for the transaction of business at any meeting. All matters shall be decided by the affirmative vote of a majority of members present in person or by proxy at a meeting duly called and held.

Relationship with Independent Auditor

One of the important duties of the Audit Committee is the relationship of the Company with its independent auditor. The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee as representatives of the shareholders. The independent auditor shall report directly to the Audit Committee.

Responsibilities

The following shall be the principal responsibilities of the Audit Committee:

1.	Recommendation and Engagement of Independent Auditors. The Committee shall recommend annually to the Board of Directors the firm of independent auditors to be nominated for election by the shareholders to audit the financial statements of the Company, and the Committee shall appoint, replace, compensate and oversee the work of the independent auditor (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

2.	Approval of Audit and Non-Audit Fees and Services of Independent Auditors. The Committee shall review the fees proposed for the coming year and approve the final fees and expenses of the independent auditors for audit services and non-audit services performed by the independent auditors for the past year, and approve in advance all audit and non-audit services to be performed by the independent auditors, however, in accordance with and as defined by applicable law, in no event shall the non-audit services include (i) bookkeeping or other services related to the accounting records or financial statements of the Company, (ii) financial information systems design and implementation, (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports, (iv) actuarial services, (v) internal audit outsourcing services, (vi) management functions or human resources, (vii) broker or dealer, investment adviser, or investment banking services, (viii) legal services and expert services unrelated to the audit, and (ix) any other service that the Board of Directors determines, by regulation, is impermissible. The foregoing approval of non-audit services is subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to the completion of the audit.

3.	Determination of Independence of Independent Auditors. The Committee shall annually review the independence letter issued by the independent auditors under Independence Standards Board Standard No. 1, actively engage in a dialogue with the independent auditors with respect to any relationships disclosed in that letter, and report to the Board of Directors any appropriate action necessary to maintain the auditor’s continuing independence.

4.	Determination as to Performance of Independent Auditors. The Committee shall annually review a report by the independent auditor, which sets forth (i) the firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (iii) (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

5.	Audits by Independent and Internal Auditors. The Committee shall review annually the scope of audit activities of both the independent auditors and the internal audit staff, including a review of risk assessment strategies.

6.	Meetings with Independent and Internal Auditors and Management. The Committee shall meet separately and periodically with the independent auditors, the internal audit staff and management with respect to the status and results of their activities including, without limitation, with respect to the independent auditors (i) any audit problems and management’s response thereto, (ii) all critical accounting policies and practices used, (iii) all alternative treatments of financial information within generally accepted accounting principles discussed with management, including ramifications with respect thereto and the treatment preferred by the independent auditors, and (iv) other material written communications between the independent auditors and management.

7.	Internal Auditors Access to Board, Audit Committee and Management. The Committee shall ensure that the internal audit function is structured in a manner that permits the internal audit staff to have full and unrestricted access to the Board, the Audit Committee, management, and the Company’s records, personnel and physical properties relevant to the fulfillment of its duties.

8.	Review of Internal Auditors’ Charter, Qualifications and Quality Control. The Committee shall annually review the internal audit department’s charter and the experience and qualifications of the senior members of the internal audit staff and the quality control procedures of the internal auditors.

9.	Review and Approve Internal Control Reports. The Committee shall review and approve the internal control reports to be included in the annual report, which shall provide that it is the responsibility of management to establish and maintain an adequate internal control structure and procedures for financial reporting, and contain an assessment of the effectiveness of such structure and procedures as of the end of the most recent fiscal year.

10.	Review of Disclosure Controls and Procedures. The Committee shall review with the Chief Executive Officer, the Chief Financial Officer and the General Counsel, the Company’s disclosure controls and procedures and shall review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

11.	Compliance with Business Conduct. The Committee shall receive and review reports from management concerning compliance with corporate policies dealing with business conduct.

12.	Review of Business Expense Reporting. The Committee shall annually review the business expense reporting of the officers of the Company.

13.	Review of Contingency Plans. The Committee shall review contingency plans in the event of a failure of information technology systems.

14.	Review of Organizational Structures. The Committee shall periodically review the organizational structures of entities through which the Company conducts its business.

15.	Review of Legal and Regulatory Compliance. The Committee shall periodically review with management, including the General Counsel, and the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s Code of Business Conduct. The Committee shall also meet periodically and separately with the General Counsel and other appropriate legal staff of the Company to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

16.	Review of Annual and Quarterly SEC Filings. The Committee shall review, approve and discuss with management and the independent auditors the annual and quarterly financial statements, the annual report to shareholders and the Form 10-K annual report giving special consideration in any such review to material changes in accounting policy and assessing the fairness of the financial statements and disclosures including, without limitation, the Company’s disclosures in Management’s Discussion and Analysis contained in any such report.

17.	Review of Earnings Releases and Other Financial Information. The Committee shall review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

18.	Review of Benefit Plans. The Committee shall receive and review the audit plans and audit reports of the Company’s benefit plans.

19.	Preparation of Report for Proxy Statement. The Committee shall produce the Audit Committee Report that the Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

20.	Policies for Employment of Former Audit Staff. The Committee shall approve guidelines for the Company’s hiring of former employees of the independent auditors, which shall meet the requirements of applicable law and listing standards.

21.	Establishment of “Whistleblowing” Procedures. The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

22.	Determination of Compensation Amounts. The Committee shall determine for the Company the amount of compensation to (i) the independent auditor employed by the Company for the purpose of rendering or issuing an audit report, and (ii) independent counsel and other advisers necessary for the Audit Committee to carry out its duties.

23.	Performance Evaluation. The Committee shall complete an annual performance evaluation of this Committee and its members consistent with the responsibilities set forth in this charter.

24.	Delegation. The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

25.	Other Delegated Responsibilities. The Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

26.	Review Codes of Conduct. The Committee shall review codes of conduct applicable to directors, officers and employees of the Company and its subsidiaries.

27.	Review of Charter. The Committee shall reassess and report to the Board on the adequacy of this charter on an annual basis.

APPENDIX B

MARATHON OIL CORPORATION

Code Of Ethics

for

Senior Financial Officers

General Philosophy

The honesty, integrity and sound judgment of Marathon Oil Corporation’s (“Marathon”) Senior Financial Officers is fundamental to our reputation and success. While all directors, officers and employees are required to adhere to Marathon’s Code of Business Conduct, the professional and ethical conduct of the Senior Financial Officers is essential to the proper functioning and success of Marathon.

Applicability

This Code of Ethics shall apply to Marathon’s Senior Financial Officers. “Senior Financial Officers” shall include the principal executive officer, the principal financial officer, the principal accounting officer or controller, or persons performing similar functions, including Marathon’s President and Chief Executive Officer, Chief Financial Officer, and Vice President—Accounting and Controller. In the event of the change of an officer’s title or designation as a principal officer, or the addition of an officer to the foregoing definition, any officer performing a similar function shall be included.

Standards of Conduct

To the best of their knowledge and ability, the Senior Financial Officers shall:

•	act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	provide full, fair, accurate, timely, and understandable disclosure in reports and documents that Marathon files with, or submits to, the Securities and Exchange Commission (“Commission”) and in other public communications made by Marathon;

•	comply with applicable governmental laws, rules and regulations;

•	promote the prompt internal reporting of violations of this Code of Ethics to the chair of the Audit Committee of the board of directors and to the appropriate person or persons identified in Marathon’s Code of Business Conduct;

•	respect the confidentiality of information acquired in the course of employment;

•	maintain the skills necessary and relevant to Marathon’s needs;

•	promote, as appropriate, contact by employees with the Business Integrity Office or the chair of the Audit Committee of the board of directors for any issues concerning improper accounting or financial reporting of Marathon without fear of retaliation; and

•	proactively promote ethical and honest behavior within Marathon and its consolidated subsidiaries.

All Senior Financial Officers are expected to adhere to both the Marathon Oil Corporation Code of Business Conduct and this Code of Ethics. Any violation of this Code of Ethics will be subject to appropriate discipline, up to and including dismissal from the Company and prosecution under the law. The board of directors shall have the sole and absolute discretionary authority to approve any deviation or waiver from this Code of Ethics for Senior Financial Officers. Any change in or waiver from and the grounds for such change or waiver of this Code of Ethics for Senior Financial Officers shall be promptly disclosed through a filing with the Commission on Form 8-K.

B-2

APPENDIX C

MARATHON OIL CORPORATION

2003 INCENTIVE COMPENSATION PLAN

1. Plan. The Marathon Oil Corporation 2003 Incentive Compensation Plan (the “Plan”) was adopted by the Corporation to reward certain key Employees of the Corporation and its Affiliates and Non-employee Directors of the Corporation by providing for certain cash benefits and by enabling them to acquire shares of Common Stock of the Corporation.

2. Objectives. The purpose of this Marathon Oil Corporation 2003 Incentive Compensation Plan is to further the interests of the Corporation and its stockholders by providing incentives in the form of Awards to key Employees and Non-employee Directors who can contribute materially to the success and profitability of the Corporation and its Affiliates. Such Awards will recognize and reward outstanding performances and individual contributions and give Participants in the Plan an interest in the Corporation parallel to that of the stockholders, thus enhancing the proprietary and personal interest of such Participants in the Corporation’s continued success and progress. This Plan will also enable the Corporation and its Affiliates to attract and retain such Employees and Non-employee Directors.

3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Administrator” means (i) with respect to Employee Awards, the Committee, and (ii) with respect to Director Awards, the Board.

“Affiliate” means a Subsidiary or Joint Venture.

“Authorized Officer” means the Chief Executive Officer of the Corporation (or any other senior officer of the Corporation to whom he or she shall delegate the authority to execute any Award Agreement, where applicable).

“Award” means an Employee Award or a Director Award.

“Award Agreement” means any Employee Award Agreement or Director Award Agreement.

“Board” means the Board of Directors of the Corporation.

“Cash Award” means an award denominated in cash.

“Change in Control,” unless otherwise defined by the Committee, means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Corporation is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

(i) any person (as defined in Sections 13(d) and 14(d) of the Exchange Act) (a “Person”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the

Exchange Act), directly or indirectly, of securities of the Corporation (not including in the amount of the securities beneficially owned by such person any such securities acquired directly from the Corporation or its affiliates) representing twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding voting securities; provided, however, that for purposes of this Plan the term “Person” shall not include (A) the Corporation or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; and provided, further, however, that for purposes of this paragraph (i), there shall be excluded any Person who becomes such a beneficial owner in connection with an Excluded Transaction (as defined in paragraph (iii) below);

(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest including but not limited to a consent solicitation, relating to the election of Directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

(iii) there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary thereof with any other corporation, other than a merger or consolidation (an “Excluded Transaction”) which would result in the holders of the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation (or the parent of such surviving entity) immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation, or there is consummated the sale or other disposition of all or substantially all of the Corporation’s assets.

Notwithstanding any other provision to the contrary, in no event shall the transfer of ownership interests in the Corporation in and of itself constitute a Change in Control under this Plan.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the independent Committee of the Board as is designated by the Board to administer the Plan.

“Common Stock” means Marathon Oil Corporation common stock, par value $1.00 per share.

“Corporation” means Marathon Oil Corporation, a Delaware corporation, or any successor thereto.

“Director Award” means any Stock Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is a Non-employee Director pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Board may establish in order to fulfill the objectives of the Plan.

“Director Award Agreement” means a written agreement setting forth the terms, conditions and limitations applicable to a Director Award, to the extent the Board determines such agreement is necessary.

“Disability” means a disability that renders the Participant unable to engage in any occupation in accordance with the terms of the Long Term Disability Plan of Marathon Oil Company or the Long Term Disability Plan of Marathon Ashland Petroleum LLC, or the Speedway SuperAmerica LLC Long Term Disability Plan, as applicable.

“Dividend Equivalents” means, with respect to Stock Units or shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

“Employee” means an employee of the Corporation or any of its Affiliates.

“Employee Award” means any Option, SAR, Stock Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

“Employee Award Agreement” means a written agreement setting forth the terms, conditions and limitations applicable to an Employee Award, to the extent the Committee determines such agreement is necessary.

“Equity Award” means any Option, SAR, Stock Award, or Performance Award (other than a Performance Award denominated in cash) granted to a Participant under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) (A) if Common Stock is listed on a national securities exchange, the mean between the highest and lowest sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (B) if Common Stock is not so listed but is quoted on the NASDAQ National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the NASDAQ National Market on that date, or, if there shall have been no such sale so reported on that date, on the next succeeding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the NASDAQ National Market at the time of exercise, (C) if Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the next succeeding date on which such quotations shall be available, as reported by the NASDAQ Stock Market, or, if not reported by the NASDAQ Stock Market, by the National Quotation Bureau Incorporated or (D) if Common Stock is not publicly traded, the most recent value determined by an independent appraiser appointed by the Corporation for such purpose, or (ii) if applicable, the price per share as determined in accordance with the procedures of a third party administrator retained by the Corporation to administer the Plan.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted award is the Grant Date of the original award.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Joint Venture” means Marathon Ashland Petroleum, LLC and any other joint venture or partnership in which the Corporation has at least 50% ownership, voting, capital or profit interests (in whatever form).

“Non-employee Director” means an individual serving as a member of the Board who is not an Employee of the Corporation or any of its Affiliates.

“Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Non-qualified Stock Option.

“Participant” means an Employee or Non-employee Director to whom an Award has been granted under this Plan.

“Performance Award” means an Award made pursuant to this Plan that is subject to the attainment of one or more performance goals.

“Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Qualified Performance Award shall be earned.

“Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Section 8(v)(B) of the Plan.

“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Retirement” means termination on or after the time at which the Employee is eligible for retirement under the Retirement Plan of Marathon Oil Company or the Marathon Ashland Petroleum LLC Retirement Plan, as applicable.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

“Stock Award” means an Award in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock.

“Stock Unit” means a unit equal to one share of Common Stock (as determined by the Committee) granted to either an Employee or a Non-employee Director.

“Subsidiary” means any corporation of which the Corporation directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation.

4. Eligibility.

(a) Employees. Employees eligible for the grant of Employee Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Corporation and its Affiliates.

(b) Directors. Members of the Board eligible for the grant of Director Awards under this Plan are those who are Non-employee Directors.

5. Common Stock Available for Awards. Subject to the provisions of paragraph 17 hereof, no Award shall be granted if it shall result in the aggregate number of shares of Common Stock issued under the Plan plus the number of shares of Common Stock covered by or subject to Awards then outstanding (after giving effect to the grant of the Award in question) to exceed 20,000,000 shares. No more than 8,500,000 shares of Common Stock shall be available for Awards other than Options or SARs. The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. If the Grant Price or other purchase price of any Option or other Award granted under the Plan is satisfied by tendering shares of Common Stock to the Company by either actual delivery or by attestation, or if the tax withholding obligation resulting from the settlement of any such Option or other Award is satisfied by tendering or withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. Shares of Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards or obligations to grant future awards under the plans or arrangements of another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or an Affiliate acquiring another entity or an interest in another entity. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Corporation shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6. Administration.

(a) This Plan shall be administered by the Committee except as otherwise provided herein.

(b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Corporation and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Employee Award, accelerate the vesting or exercisability of an Employee Award, eliminate or make less restrictive any restrictions applicable to an Employee Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Employee Awards) or an Employee Award or otherwise amend or modify an Employee Award in any manner that is either (i) not adverse to the Participant to whom such Employee Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee, with respect to Employee Awards, in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

(c) No member of the Committee or officer of the Corporation to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Corporation in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(d) The Board shall have the same powers, duties, and authority to administer the Plan with respect to Director Awards as the Committee retains with respect to Employee Awards as described above.

7. Delegation of Authority. Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Committee may authorize the Chief Executive Officer of the Corporation or a committee consisting solely of members of the Board to grant individual Employee Awards from such pool pursuant to such conditions or limitations as the Committee may establish. The Committee may also delegate to the Chief Executive Officer and to other executive officers of the Corporation its administrative duties under this Plan (excluding its granting authority) pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

8. Employee Awards.

(a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award may, in the discretion of the Committee, be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Employee Award is granted and by an Authorized Officer for and on behalf of the Corporation. Employee Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Employee Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Corporation or any of its Affiliates, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Corporation and its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement or as otherwise specified by the Committee.

(i) Option. An Employee Award may be in the form of an Option. On the Grant Date, the Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option. The term of the Option shall extend no more than 10 years after the Grant Date. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Employees pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.

(ii) Stock Appreciation Rights. An Employee Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded to Employees pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

(iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted to Employees pursuant to this Plan shall be determined by the Committee; provided that any Stock Award which is not a Performance Award shall have a minimum Restriction Period of three years from the Grant Date, provided that (i) the Committee may provide for earlier vesting upon a termination of employment by reason of death, Disability or Retirement, and (ii) such three-year minimum Restriction Period shall not apply to a Stock Award that is granted in lieu of salary or bonus.

(iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted to Employees pursuant to this Plan shall be determined by the Committee.

(v) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Employees pursuant to this Plan shall be determined by the Committee; provided that any Stock Award which is a Performance Award shall have a minimum Restriction Period of one year from the Grant Date, provided that the Committee may provide for earlier vesting upon a termination of employment by reason of death, Disability or Retirement. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Employee.

(A) Non-qualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(B) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business segments, units or divisions of the Corporation, or the Corporation as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following:

•	Stock price measures (including but not limited to growth measures and total stockholder return);

•	Earnings per share (actual or targeted growth);

•	Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

•	Economic value added (“EVA”);

•	Net income measures (including but not limited to income after capital costs and income before or after taxes);

•	Operating income;

•	Cash flow measures;

•	Return measures (including but not limited to return on capital employed);

•	Operating measures (including but not limited to refinery throughput, oil and gas reserves, and production);

•	Expense targets (including but not limited to finding and development costs and general and administrative expenses);

•	Margins;

•	Reserve replacement ratio;

•	Refined product measures; and

•	Corporate values measures (including but not limited to diversity commitment, ethics compliance, environmental, and safety).

Unless otherwise stated, such a Performance Goal need not be based upon an increase under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

(i) no Participant may be granted, during any calendar year, Employee Awards consisting of Options or SARs (including Options or SARs that are granted as Performance Awards) that are exercisable for more than 3,000,000 shares of Common Stock;

(ii) no Participant may be granted, during any calendar year, Employee Awards consisting of Stock Awards (including Stock Awards that are granted as Performance Awards) covering or relating to more than 1,000,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as “Stock Based Awards Limitations”); and

(iii) no Participant may be granted Employee Awards consisting of cash (including Cash Awards that are granted as Performance Awards) in respect of any calendar year having a value determined on the Grant Date in excess of $5,000,000.

9. Director Awards.

(a) The Board may grant Director Awards to the Non-employee Directors of the Corporation from time to time in accordance with this paragraph 9. Director Awards may consist of those listed in this paragraph 9 and may be granted singly, in combination or in tandem. Each Director Award may, in the discretion of the Board, be embodied in a Director Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Board in its sole discretion and, if required by the Board, shall be accepted by the Participant to whom the Director Award is granted and signed by an Authorized Officer for and on behalf of the Corporation.

(i) Stock Awards. A Director Award may be in the form of a Stock Award. A Non-employee Director may not sell, transfer, assign, pledge or otherwise encumber or dispose of any portion of a Stock Award until he or she terminates service as a Non-employee Director, and any attempt to sell, transfer, assign, pledge or encumber any portion of the Stock Award prior to such time shall have no effect. Any additional terms, conditions and limitations applicable to any Stock Awards granted to a Non-employee Director pursuant to this Plan shall be determined by the Board.

(ii) Performance Awards. Without limiting the type or number of Director Awards that may be made under the other provisions of this Plan, a Director Award may be in the form of a Performance Award. A Non-employee Director may not sell, transfer, assign, pledge or otherwise encumber or dispose of any portion of the Performance Award until he or she terminates service as a Non-employee Director, and any attempt to sell, transfer, assign, pledge or encumber any portion of the Performance Award prior to such time shall have no effect. Any additional terms, conditions and limitations applicable to any Performance Awards granted to a Non-employee Director pursuant to this Plan shall be determined by the Board. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Non-employee Director.

(b) Notwithstanding anything to the contrary contained in this Plan, no Participant may be granted, during any calendar year, Director Awards consisting of Stock Awards (including Stock Awards that are granted as Performance Awards) covering or relating to more than 5,000 shares of Common Stock (the limitation set forth in this paragraph (b) being hereinafter referred to as a “Stock Based Awards Limitation”).

10. Change in Control. Notwithstanding the provisions of paragraphs 8 and 9 hereof, unless otherwise expressly provided in the applicable Award Agreement, or as otherwise specified in the terms of an Equity Award, in the event of a Change in Control during a Participant’s employment (or service as a Non-employee Director) with the Corporation or one of its Affiliates, each Equity Award granted under this Plan to the Participant shall become immediately vested and fully exercisable, with performance-based equity awards vested at target level (regardless of the otherwise applicable vesting or exercise schedules or performance goals provided for under the Award Agreement or the terms of the Equity Award).

11. Non-United States Participants. The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

12. Payment of Awards.

(a) General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Administrator shall determine, including, in the case of Common

Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the Administrator shall specify whether the underlying shares are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Administrator may determine.

(b) Deferral. With the approval of the Administrator, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Administrator may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Corporation in accordance with procedures established by the Administrator and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Administrator, may be forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

(c) Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Administrator may establish. The Administrator may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards.

(d) Substitution of Awards. Subject to paragraphs 15 and 17, at the discretion of the Committee, a Participant who is an Employee may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type.

13. Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph.

An optionee desiring to pay the Grant Price of an Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common

Stock of the requisite value in which case the Corporation shall issue or otherwise deliver to the optionee upon such exercise a number of shares of Common Stock subject to the Option equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the optionee may retain the shares of Common Stock the ownership of which is attested.

14. Taxes. The Corporation or its designated third party administrator shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Corporation of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

15. Amendment, Modification, Suspension or Termination of the Plan. The Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) any amendment, modification, suspension, or termination of paragraph 9 of this Plan shall be approved by the Board, (ii) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (iii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Corporation to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Corporation’s stock is listed. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s stockholders, Options issued under the Plan will not be repriced, replaced, or regranted through cancellation or by decreasing the exercise price of a previously granted Option.

16. Assignability. Unless otherwise determined by the Administrator and provided in the Award Agreement or the terms of the Award, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, beneficiary designation or the laws of descent and distribution. In the event that a beneficiary designation conflicts with an assignment by will, the beneficiary designation will prevail. The Administrator may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 16 shall be null and void.

17. Adjustments.

(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Corporation or its business or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Corporation, any consolidation or merger of the Corporation with another corporation or entity, the adoption by the Corporation of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (i) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment or (ii) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation.

18. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Corporation shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Administrator may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

19. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Corporation to administer the Plan. The Corporation shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Corporation, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Corporation to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

20. Right to Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Corporation to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Corporation.

21. Successors. All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

22. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

23. Effectiveness. The Plan will be submitted to the stockholders of the Corporation for approval at the 2003 annual meeting of stockholders and, if approved, will become retroactively effective as of January 1, 2003.

Marathon Oil Corporation

c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44193-0900

VOTE BY TELEPHONE

Have this proxy card available when you call the **Toll-Free number 1-800-542-1160** using a Touch-Tone phone. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have this proxy card available when you access the website **http://www.votefast.com**. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date this proxy card and return it in the **postage-paid envelope** provided or return it to: Stock Transfer Dept (MO) National City Bank, P.O. Box 94986, Cleveland OH 44101-4900.

Vote by Telephone	Vote by Internet	Vote by Mail
Call **Toll-Free** using a Touch-Tone phone: **1-800-542-1160**	Access the **Website** and Cast your vote: **http://www.votefast.com**	Return this proxy card in the **postage-paid** envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on April 29, 2003 to be counted in the final tabulation.

If voting by telephone or Internet, please do not send this proxy card by mail.

YOUR CONTROL NUMBER IS:

Proxy must be signed and dated below.
↓ Please fold and detach card at perforation before mailing. ↓

MARATHON OIL CORPORATION **PROXY**

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

☐ **I WILL ATTEND THE ANNUAL MEETING.**

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing on behalf of a corporation or as a fiduciary, attorney, executor, administrator, trustee or guardian, please give full title as such.

____
Signature

____
Signature

Date: ________________________, 2003

Marathon Oil Corporation

2003 ANNUAL MEETING OF STOCKHOLDERS

ATTENDANCE CARD

You are cordially invited to attend the Annual Meeting of Stockholders on Wednesday, April 30, 2003.

The Meeting will be held in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Road, Houston, Texas 77056 at 10:00 A.M. Central Time.

(Please detach this card from your proxy card and bring it with you as identification. A map to the meeting site is inscribed on this card for your convenience. The use of an attendance card is for our mutual convenience, however your right to attend without an attendance card, upon identification, is not affected.)

William F. Schwind, Jr.
Secretary

(For the personal use of the named stockholder(s) on the back – not transferable.)

HOUSTON
610
MARATHON OIL TOWER
San Felipe
Sage
Post Oak Blvd.
Yorktown
GALLERIA
Hidalgo

Proxy card must be signed and dated on the reverse side.

Please fold and detach card at perforation before mailing.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on April 30, 2003.

The undersigned hereby appoints Thomas J. Usher, Clarence P. Cazalot, Jr. and John T. Mills, or any of them, proxies to vote as herein directed on behalf of the undersigned at the Annual Meeting of Stockholders of Marathon Oil Corporation on Wednesday, April 30, 2003 and at any meeting resulting from an adjournment or postponement thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the proxy statement for such Meeting with respect to which the proxies are instructed to vote as follows:

Proposal No. 1 **Election of directors in the class whose three-year term of office will expire in 2006**
(The directors recommend a vote **"FOR"**)

❑ **FOR ALL** nominees listed below (except as otherwise marked below)

❑ **WITHHOLD AUTHORITY** to vote for all nominees listed below

NOMINEES: (01) CLARENCE P. CAZALOT, JR. (02) DAVID A. DABERKO (03) WILLIAM L. DAVIS
(to withhold authority to vote for any individual nominee strike through that nominee's name)

		FOR	AGAINST	ABSTAIN
Proposal No. 2	**Approval of the 2003 Incentive Compensation Plan** (The directors recommend a vote **"FOR"**)	❑	❑	❑
Proposal No. 3	**Election of PricewaterhouseCoopers LLP as independent auditors** (The directors recommend a vote **"FOR"**)	❑	❑	❑
Proposal No. 4	**To submit a rights plan to a stockholder vote** (The directors recommend a vote **"AGAINST"**)	❑	❑	❑

PROXY TO BE SIGNED AND DATED ON THE REVERSE SIDE

Marathon Oil Corporation

c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44193-0900

VOTE BY TELEPHONE

Have this voting instruction card available when you call the **Toll-Free number 1-800-542-1160** using a Touch-Tone phone. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have this voting instruction card available when you access the website **http://www.votefast.com**. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date this voting instruction card and return it in the **postage-paid envelope** provided or return it to: Stock Transfer Dept (MO) National City Bank, P.O. Box 94986, Cleveland OH 44101-4900.

Vote by Telephone	Vote by Internet	Vote by Mail
Call **Toll-Free** using a Touch-Tone phone: **1-800-542-1160**	Access the **Website** and Cast your vote: **http://www.votefast.com**	Return this voting instruction card in the **postage-paid** envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on Thursday, April 24, 2003 to be counted in the final tabulation.

If voting by telephone or Internet, please do not send this voting instruction card by mail.

YOUR CONTROL NUMBER IS:

Voting instruction card must be signed and dated below.
↓ Please fold and detach card at perforation before mailing. ↓

MARATHON OIL CORPORATION | **VOTING INSTRUCTION CARD**

These confidential voting instructions are to Fidelity Management Trust Company, as Trustee for the Marathon Oil Company Thrift Plan (the "Plan"), and are solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on Wednesday, April 30, 2003 at 10:00 A.M. Central Time in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Road, Houston, TX 77056.

The undersigned, as a participant in the Plan, hereby directs the Trustee to vote the number of shares of Marathon Oil Corporation common stock credited to the undersigned's account under the Plan at the Annual Meeting of Stockholders, and at any meeting resulting from an adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the 2003 Proxy Statement, subject to any directions indicated on the reverse side. In the Trustee's discretion, it may vote upon such other matters as may properly come before the meeting.

☐ **I WILL ATTEND THE ANNUAL MEETING.**

____
Sign here as name appears to the left

Date: ______________________, 2003

Marathon Oil Corporation

2003 ANNUAL MEETING OF STOCKHOLDERS

ATTENDANCE CARD

You are cordially invited to attend the Annual Meeting of Stockholders on Wednesday, April 30, 2003.

The Meeting will be held in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Road, Houston, Texas 77056 at 10:00 A.M. Central Time.

(Please detach this card from your voting instruction card and bring it with you as identification. A map to the meeting site is inscribed on this card for your convenience. The use of an attendance card is for our mutual convenience, however your right to attend without an attendance card, upon identification, is not affected.)

William F. Schwind, Jr.
Secretary

(For the personal use of the named stockholder(s) on the back – not transferable.)

HOUSTON
MARATHON OIL TOWER
610
San Felipe
Sage
Yorktown
Post Oak Blvd.
GALLERIA

Voting instruction card must be signed and dated on the reverse side.

↓ Please fold and detach card at perforation before mailing. ↓

Your vote is confidential. The shares credited to your account will be voted as directed. If no direction is made, if the card is not signed, or if the card is not received by April 24, 2003, the shares credited to your account will not be voted. You cannot vote your shares in person at the Annual Meeting; the Trustee is the only one who can vote your shares.

Although the Trustee takes no stand, the Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.

Proposal No. 1 **Election of directors in the class whose three-year term of office will expire in 2006**
(The directors recommend a vote **"FOR"**)

❑ **FOR ALL** nominees listed below (except as otherwise marked below)

❑ **WITHHOLD AUTHORITY** to vote for all nominees listed below

NOMINEES: **(01) CLARENCE P. CAZALOT, JR.** **(02) DAVID A. DABERKO** **(03) WILLIAM L. DAVIS**
(to withhold authority to vote for any individual nominee strike through that nominee's name)

		FOR	AGAINST	ABSTAIN
Proposal No. 2	**Approval of the 2003 Incentive Compensation Plan** (The directors recommend a vote **"FOR"**)	❑	❑	❑
Proposal No. 3	**Election of PricewaterhouseCoopers LLP as independent auditors** (The directors recommend a vote **"FOR"**)	❑	❑	❑
Proposal No. 4	**To submit a rights plan to a stockholder vote** (The directors recommend a vote **"AGAINST"**)	❑	❑	❑

VOTING INSTRUCTIONS TO BE SIGNED AND DATED ON THE REVERSE SIDE

Marathon Oil Corporation

c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44193-0900

VOTE BY TELEPHONE

Have this voting instruction card available when you call the **Toll-Free number 1-800-542-1160** using a Touch-Tone phone. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have this voting instruction card available when you access the website **http://www.votefast.com**. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date this voting instruction card and return it in the **postage-paid envelope** provided or return it to: Stock Transfer Dept (MO) National City Bank, P.O. Box 94986, Cleveland OH 44101-4900.

Vote by Telephone	**Vote by Internet**	**Vote by Mail**
Call **Toll-Free** using a Touch-Tone phone: **1-800-542-1160**	Access the **Website** and Cast your vote: **http://www.votefast.com**	Return this voting instruction card in the **postage-paid** envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on April 23, 2003 to be counted in the final tabulation.

If voting by telephone or Internet, please do not send this voting instruction card by mail.

YOUR CONTROL NUMBER IS:

Voting instruction card must be signed and dated below.
↓ Please fold and detach card at perforation before mailing. ↓

MARATHON OIL CORPORATION **VOTING INSTRUCTION CARD**

These confidential voting instructions are to the Northern Trust Company, as Trustee for the United States Steel Corporation Savings Fund Plan for Salaried Employees (the "Plan"), and are solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on Wednesday, April 30, 2003 at 10:00 A.M. Central Time in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Road, Houston, TX 77056.

The undersigned, as a participant in the Plan, hereby directs the Trustee to vote the number of shares of Marathon Oil Corporation common stock credited to the undersigned's account under the Plan at the Annual Meeting of Stockholders, and at any meeting resulting from an adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the 2003 Proxy Statement, subject to any directions indicated on the reverse side. In the Trustee's discretion, it may vote upon such other matters as may properly come before the meeting.

☐ **I WILL ATTEND THE ANNUAL MEETING.**

____
Sign here as name appears to the left

Date: ______________________________, 2003

2003 ANNUAL MEETING OF STOCKHOLDERS

Marathon Oil Corporation

ATTENDANCE CARD

You are cordially invited to attend the Annual Meeting of Stockholders on Wednesday, April 30, 2003.

The Meeting will be held in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Road, Houston, Texas 77056 at 10:00 A.M. Central Time.

(Please detach this card from your voting instruction card and bring it with you as identification. A map to the meeting site is inscribed on this card for your convenience. The use of an attendance card is for our mutual convenience, however your right to attend without an attendance card, upon identification, is not affected.)

William F. Schwind, Jr.
Secretary

(For the personal use of the named stockholder(s) on the back – not transferable.)

HOUSTON
610
MARATHON OIL TOWER
San Felipe
Sage
Post Oak Blvd.
Yorktown
GALLERIA
Hidalgo

Voting instruction card must be signed and dated on the reverse side.

↓ Please fold and detach card at perforation before mailing. ↓

Your vote is confidential. The shares credited to your account will be voted as directed. You cannot vote your shares in person at the Annual Meeting; the Trustee is the only one who can vote your shares.

Although the Trustee takes no stand, the Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.

Proposal No. 1 **Election of directors in the class whose three-year term of office will expire in 2006**
(The directors recommend a vote **"FOR"**)

❑ **FOR ALL** nominees listed below (except as otherwise marked below)

❑ **WITHHOLD AUTHORITY** to vote for all nominees listed below

NOMINEES: **(01) CLARENCE P. CAZALOT, JR.** **(02) DAVID A. DABERKO** **(03) WILLIAM L. DAVIS**
(to withhold authority to vote for any individual nominee strike through that nominee's name)

		FOR	AGAINST	ABSTAIN
Proposal No. 2	**Approval of the 2003 Incentive Compensation Plan** (The directors recommend a vote **"FOR"**)	❑	❑	❑
Proposal No. 3	**Election of PricewaterhouseCoopers LLP as independent auditors** (The directors recommend a vote **"FOR"**)	❑	❑	❑
Proposal No. 4	**To submit a rights plan to a stockholder vote** (The directors recommend a vote **"AGAINST"**)	❑	❑	❑

VOTING INSTRUCTIONS TO BE SIGNED AND DATED ON THE REVERSE SIDE